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Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-112541

The information in this preliminary prospectus supplement is not complete and may be changed. We and the underwriters are not using this preliminary prospectus supplement to offer to sell these securities or to solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 1, 2005

PRELIMINARY PROSPECTUS SUPPLEMENT (to PROSPECTUS DATED FEBRUARY 23, 2004)

Cephalon, Inc.

$800,000,000

    % Convertible Senior Subordinated Notes due June 1, 2015

We are offering $800,000,000 aggregate principal amount of our             % convertible senior subordinated notes due June 1, 2015 (the "notes"). The notes will be our general unsecured senior subordinated obligations and rank junior in right of payment to all of our other existing and future senior debt and senior in right of payment to all of our existing and future subordinated debt. The notes will effectively rank junior to our subsidiaries' liabilities.

The interest rate on the notes is expected to be in the range of 1.5% to 2.0% and the conversion price is expected to be between 10% and 14% above the last reported bid price of our common stock on The Nasdaq National Market on the date the notes are priced. The conversion price for each $1,000 aggregate principal amount of notes is initially $             per share of our common stock (equivalent to a conversion rate of approximately              shares of our common stock). Holders may surrender their notes for conversion prior to the close of business on December 1, 2014, if any of the following conditions is satisfied:

•
if the closing sale price of our common stock on the trading day prior to the date of surrender is more than 120% of the conversion price per share of our common stock on the trading day prior to the date of surrender; or

•
if the average of the trading prices of the notes for any five consecutive trading-day period is less than 100% of the average of the conversion values of the notes during that period; or

•
if we make certain significant distributions to holders of our common stock, we enter into specified corporate transactions or our common stock ceases to be approved for listing on The Nasdaq National Market and is not listed for trading on a U.S. national securities exchange or any similar U.S. system of automated securities price dissemination.

Holders may surrender their notes for conversion after December 1, 2014 and on or prior to the close of business on the business day immediately preceding the maturity date regardless if any of the foregoing conditions have been satisfied.

Upon conversion of the notes, holders will receive cash and shares of our common stock, if any, based on a daily conversion value (as described herein) calculated for each of the twenty trading days beginning on the third trading day immediately following the conversion date, except that for notes surrendered for conversion after the twenty-fifth scheduled trading day prior to the maturity date and on or prior to the close of business on the business day immediately preceding maturity, holders will receive a cash payment equal to $1,000 on the maturity date and shares of our common stock, if any, calculated based on the twenty trading days beginning on the trading day following the maturity date.

Holders may require us to repurchase for cash all or part of their notes at a price equal to 100.0% of the principal amount of the notes being repurchased plus accrued and unpaid interest, upon a fundamental change.

Our common stock is quoted on The Nasdaq National Market under the symbol "CEPH." The last reported bid price of our common stock on May 31, 2005 was $42.42 per share.

We have granted the underwriters a 30-day option to purchase a maximum of $120,000,000 additional principal amount of notes solely to cover over-allotments.

Investing in the notes involves risks. See "Risk Factors" beginning on page S-8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Price: 100% plus accrued interest, if any, from                           , 2005.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Us

Per note	$	$	$

Total	$	$	$

Delivery of the notes in book-entry form only will be made on or about                           , 2005.

Sole Bookrunning Manager

Deutsche Bank Securities

The date of this prospectus supplement is                           , 2005.

        You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information in this prospectus supplement and the accompanying prospectus may only be accurate on the date of this prospectus supplement.

        Cephalon, the tagline and the "C" logo, as well as ACTIQ, GABITRIL, PROVIGIL, NUVIGIL and ORAVESCENT are trademarks of Cephalon, Inc. or its subsidiaries, registered or otherwise, in the U.S. and certain other countries. "®" indicates U.S. trademark registration. Other third party logos and product/trade names are registered trademarks or trade names of their respective companies.

S-ii

SUMMARY

        This summary may not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference, carefully. Unless we indicate otherwise, the information in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional notes.

The Company

        We are an international biopharmaceutical company dedicated to the discovery, development and marketing of products to treat sleep disorders, neurological and psychiatric disorders, cancer and pain. In addition to conducting an active research and development program, we market three products in the United States and numerous products in various countries throughout Europe.

        Our corporate headquarters are in Frazer, Pennsylvania and our research and development headquarters are in West Chester, Pennsylvania. We also have offices in Utah, Minnesota, France, the United Kingdom, Germany and Switzerland. We operate manufacturing facilities in France for the production of modafinil, which is the active drug substance in PROVIGIL® (modafinil) tablets [C-IV]. In addition, we operate manufacturing facilities in Salt Lake City, Utah for the production of ACTIQ® (oral transmucosal fentanyl citrate) [C-II] for distribution and sale in the European Union and the United States and Eden Prairie and Brooklyn Park, Minnesota, for the production of orally disintegrating versions of drugs for pharmaceutical company partners.

        Our three biggest products in terms of product sales, PROVIGIL, ACTIQ and GABITRIL® (tiagabine hydrochloride), comprised approximately 90% and 86% of our total worldwide net product sales for the fiscal year ended December 31, 2004 and the quarter ended March 31, 2005, respectively. The majority of PROVIGIL, ACTIQ and GABITRIL sales are in the U.S. market. Outside the United States, our commercial activities are concentrated primarily in France, the United Kingdom and Germany.

        In addition to clinical programs focused on our marketed products, we have significant research programs that seek to discover and develop therapeutics to treat neurological and oncological disorders. Our technology principally focuses on an understanding of kinases and the role they play in cellular survival and proliferation. We have coupled this knowledge with a library of small, synthetic molecule inhibitors of kinases that allows us to intervene in these processes. This technology base has resulted in two molecules that are currently in clinical development. We have a program with a lead molecule, CEP-701, and are currently conducting Phase 2 clinical trials in patients suffering from prostate cancer and acute myeloid leukemia (AML). We are also conducting a Phase 1/2 clinical study with another molecule, CEP-7055, to evaluate safety and tolerability and to gather preliminary evidence of efficacy in patients with treatment refractory tumors. As part of our corporate strategy, we often seek to share the risk of our research and development activities with corporate partners and, to that end, we have entered into agreements to share the costs of developing and/or commercializing certain of these molecules.

        We are a Delaware corporation with our principal executive offices located at 41 Moores Rd., Frazer, Pennsylvania 19355. Our telephone number is (610) 344-0200 and our web site address is www.cephalon.com. We include our web site address in this document only as an inactive textual reference and do not intend it to be an active link to our web site. Accordingly, information contained in our web site is not incorporated by reference in, and should not be considered a part of, this prospectus supplement or the accompanying prospectus.

The Offering

        The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For additional information concerning the notes, see "Description of the Notes."

Issuer	Cephalon, Inc.
Notes Offered	$800,000,000 aggregate principal amount (or $920,000,000 if the underwriters exercise their over-allotment option in full) of % convertible senior subordinated notes due June 1, 2015.
Maturity	June 1, 2015.
Interest	The interest rate on the notes is expected to be in the range of 1.5% to 2.0% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2005.
Right to Convert	Holders may surrender their notes for conversion at any time prior to the close of business on December 1, 2014 only if any of the following conditions is satisfied:
•
the closing sale price of our common stock on the trading day prior to the date of surrender is more than 120% of the conversion price per share of our common stock on the trading day prior to the date of surrender; or
• the average of the trading prices of the notes for any five consecutive trading day period is less than 100% of the average of the conversion values of the notes during that period; or
•
we make specific significant distributions to holders of our common stock, we enter into specified corporate transactions or our common stock ceases to be approved for listing on The Nasdaq National Market ("Nasdaq") and is not listed for trading on a U.S. national securities exchange or any similar U.S. system of automated securities price dissemination.

Holders may surrender their notes for conversion after December 1, 2014 and on or prior to the close of business on the business day immediately prior to the stated maturity date regardless if any of the foregoing conditions have been satisfied.
See "Description of the Notes—Conversion of Notes" beginning on page S-30.

Payment Upon Conversion
Each $1,000 principal amount of notes is convertible into cash and shares of our common stock, if any, based on an amount, which we refer to as the "daily conversion value," calculated for each of the 20 trading days beginning on the third trading day immediately following the conversion date, which we refer to as the "conversion period." The daily conversion value for each trading day during the conversion period is equal to one-twentieth of the product of the then applicable conversion rate multiplied by the volume weighted average price, as described in further detail under "Description of the Notes—Conversion of Notes—Payment Upon Conversion," of our common stock, or such other form of consideration into which our common stock has been converted in connection with a fundamental change, as defined under "Description of the Notes—Purchase of Notes at Your Option Upon a Fundamental Change" beginning on page S-42, on that day.

For each $1,000 aggregate principal amount of notes surrendered for conversion on or prior to the twenty-fifth scheduled trading day prior to the maturity date, we will deliver to you, on the third business day following the end of the conversion period, the aggregate of the following for each trading day during the related conversion period:
(1)
if the daily conversion value for such day exceeds $50.00, (a) a cash payment of $50.00 and (b) the remaining daily conversion value, which we refer to as the daily net share settlement value, in shares of our common stock; or
(2) if the daily conversion value for such day is less than or equal to $50.00, a cash payment equal to the daily conversion value.

For each $1,000 aggregate principal amount of notes surrendered for conversion after the twenty-fifth scheduled trading day prior to the maturity date and on or prior to the close of business on the business day immediately prior to maturity, (i) the holder will be deemed to have surrendered such note as of the business day immediately preceding the maturity date, (ii) the conversion period for such notes will commence on the trading day following the maturity date, (iii) in lieu of the payments and deliveries described above, the holder will receive (A) a cash payment of $1,000 on the maturity date and (B) on the third business day following the last day of the conversion period, the aggregate number of shares of our common stock as described under clause (1)(b) above, if any.

The daily portion of the number of shares of common stock to be delivered under clause (1)(b) above will be determined by dividing the daily net share settlement value by the volume weighted average price of our common stock for the relevant day. No fractional shares will be issued upon conversion; in lieu thereof, we will deliver a number of shares of our common stock equal to the aggregate of the fractional shares otherwise deliverable for each trading day during the conversion period, rounded down to the nearest whole number, and pay cash equal to the remainder multiplied by the volume weighted average price of our common stock on the last trading day of the conversion period.

The conversion price with respect to each $1,000 aggregate principal amount of notes is initially expected to be between 10% and 14% above the last reported bid price of our common stock on Nasdaq on the date the notes are priced. The "conversion rate" of a note is equal to $1,000 divided by the then applicable conversion price at the time of determination (initially approximately shares of our common stock). The conversion price is subject to adjustment as described under "Description of the Notes—Conversion of Notes—Conversion Price Adjustments." Accordingly, an adjustment to the conversion price will result in a corresponding adjustment to the conversion rate.
Make Whole Premium Upon a Fundamental Change
If a fundamental change occurs at any time prior to maturity, we will pay a make whole premium on notes converted in connection with a fundamental change as described below. The make whole premium will be payable in our common stock, or the consideration into which our common stock has been converted or exchanged in connection with such fundamental change, on the repurchase date for the notes after the fundamental change.

The amount of the make whole premium, if any, will be based on our common stock price and the effective date of the fundamental change. A description of how the make whole premium will be determined and a table showing the make whole premium that would apply at various common stock prices and fundamental change effective dates is set forth under "Description of the Notes—Determination of the Make Whole Premium" beginning on page S-37.

Purchase at Holder's Option Upon a Fundamental Change
You may require us to repurchase all or part of your notes upon the occurrence of a fundamental change at a price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest payable in cash. See "Description of the Notes—Purchase of Notes at Your Option Upon a Fundamental Change" beginning on page S-42.
A fundamental change generally involves the occurrence of any of the following:
•
any person or group becomes the owner of shares of our stock representing 50% or more of the total voting power of all outstanding classes of our voting stock or has the power to elect a majority of our board of directors;
	•	we are a party to a consolidation, merger, transfer or lease of all or substantially all of our assets;
	•	the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of Cephalon; or
•
our common stock or other securities into which the notes are convertible cease to be approved for listing on Nasdaq and are not listed for trading on a U.S. national securities exchange or any similar U.S. system of automated securities price dissemination. See "Description of the Notes—Purchase of Notes at Your Option Upon a Fundamental Change."
Ranking
The notes will be our general unsecured senior subordinated indebtedness and the payment of the principal of and interest on the notes will be subordinated in right of payment to the prior payment in full in cash of our existing and future senior indebtedness. The notes will also rank equally in express right of payment with our future senior subordinated indebtedness and senior to any of our existing and future subordinated indebtedness. The notes will also rank junior to our secured indebtedness to the extent of the underlying collateral. The notes are effectively subordinated to all existing and future indebtedness and other liabilities including trade payables of our subsidiaries. As of March 31, 2005, we had outstanding approximately $19.3 million of senior indebtedness and $1,269.0 million of subordinated indebtedness.

The terms of the indenture under which the notes will be issued do not limit our ability to incur additional indebtedness, senior or otherwise.
Use of Proceeds
Following the consummation of this offering, we intend to commence a tender offer to purchase all of our outstanding 2 1/2% Convertible Subordinated Notes due December 2006 at a price of 97.5% of the principal amount thereof. We will use $ of the net proceeds of this offering to purchase the outstanding 2 1/2% Convertible Subordinated Notes due December 2006, if all of such outstanding notes are tendered and purchased pursuant to the tender offer. We expect to use the remaining net proceeds from the offering to repay or repurchase certain other outstanding indebtedness or for working capital and other corporate purposes. Pending the uses described above, we intend to invest the net proceeds of this offering in interest-bearing investment-grade securities.

Convertible Note Hedge and Warrant Transactions
We intend to enter into a privately-negotiated convertible note hedge with Deutsche Bank AG, which is expected to reduce the potential dilution to our common stock upon any conversion of the notes. We also intend to enter into a warrant transaction with Deutsche Bank AG with respect to our common stock pursuant to which we may issue shares of our common stock. In connection with these transactions, we expect to use up to an aggregate of approximately $ of the net proceeds of the offering, representing the cost to us of the convertible note hedge transaction, partially offset by the proceeds to us of the warrant transaction. In connection with hedging these transactions, Deutsche Bank AG or its affiliates may enter into various over-the-counter derivative transactions with respect to our common stock at, and possibly after, the pricing of the notes and may purchase our common stock in secondary market transactions following the pricing of the notes. These activities could have the effect of increasing the price of our common stock prior to and possibly following the pricing of the notes. Deutsche Bank AG or its affiliates is likely to modify its hedge positions from time to time prior to conversion or maturity of the notes by purchasing and selling shares of our common stock, other of our securities or other instruments it may wish to use in connection with such hedging. The effect, if any, of any of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes and, as a result, the conversion value you will receive upon the conversion of the notes and, under certain circumstances, your ability to convert notes.
Trading	We do not intend to list the notes on any securities exchange or automated dealer quotation system. Our common stock is quoted on Nasdaq under the symbol "CEPH."

RISK FACTORS

        An investment in the notes offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. You should consider carefully the following risk factors in addition to the remainder of this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, before making an investment decision.

Risks Related to Our Business

A significant portion of our revenues is derived from U.S. sales of our three largest products, and our future success will depend on the continued acceptance and growth of these products.

        For the three months ended March 31, 2005, approximately 86% of our worldwide net sales were derived from sales of PROVIGIL, ACTIQ and GABITRIL. We cannot be certain that these products will continue to be accepted in their markets. Specifically, the following factors, among others, could affect the level of market acceptance of PROVIGIL, ACTIQ and GABITRIL:

  •
  a change in the perception of the healthcare community of their safety and efficacy, both in an absolute sense and relative to that of competing products;

  •
  the effectiveness of our sales and marketing efforts;

  •
  any unfavorable publicity regarding these products or similar products;

  •
  the price of the product relative to other competing drugs or treatments, including potential generic forms of our products;

  •
  any changes in government and other third-party payer reimbursement policies and practices; and

  •
  regulatory developments affecting the manufacture, marketing or use of these products.

        Any adverse developments with respect to the sale or use of PROVIGIL, ACTIQ and GABITRIL could significantly reduce our product revenues and have a material adverse effect on our ability to generate net income and positive net cash flow from operations.

We may be unsuccessful in our efforts to obtain regulatory approval for new products or for new formulations or indications for our existing products, which would significantly hamper future sales and earnings growth.

        Our prospects, particularly with respect to the growth of our future sales and earnings, depend substantially on our ability to obtain U.S. Food and Drug Administration approval for our four near-term product candidates: NUVIGIL™, a proprietary modafinil formulation for use in treating pediatric ADHD, ORAVESCENT[nc_cad,176] fentanyl and GABITRIL for GAD. Recently, we filed an sNDA with the FDA seeking approval for the use of modafinil for ADHD in children and an NDA seeking approval for NUVIGIL. We do not know whether we will succeed in obtaining regulatory approval to market these products or what level of market acceptance these products may achieve, particularly if we ultimately face competition in the form of a generic version of PROVIGIL. We also have not yet completed Phase 3 studies of GABITRIL for use in treating GAD. If the results of some of these additional studies are negative or adverse, this could undermine physician and patient comfort with the current product, limit its commercial success, and diminish its acceptance. Even if the results of these studies are positive, the impact on sales of GABITRIL may be minimal unless we are able to obtain regulatory approval to expand the authorized uses of this product. FDA regulations limit our ability to communicate the results of additional clinical studies to patients and physicians without first obtaining regulatory approval for any expanded uses. Finally, we are continuing our Phase 3 clinical program with ORAVESCENT fentanyl for treatment of breakthrough cancer pain. As with our GABITRIL studies, we do not know whether these studies will demonstrate long-term safety, or if they do, whether we will succeed in receiving regulatory approval to market this product. Even if we obtain regulatory approval for ORAVESCENT fentanyl, the availability of a generic version of ACTIQ at that time could significantly and negatively impact sales of ORAVESCENT fentanyl.

We may not be able to maintain adequate protection for our intellectual property or market exclusivity for certain of our products and, therefore, competitors may develop competing products, which could result in a decrease in sales and market share, cause us to reduce prices to compete successfully and limit our commercial success.

        We place considerable importance on obtaining patent protection for new technologies, products and processes. To that end, we file applications for patents covering the compositions or uses of our drug candidates or our proprietary processes. The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal, scientific and factual questions. Accordingly, the patents and patent applications relating to our products, product candidates and technologies may be challenged, invalidated or circumvented by third parties and might not protect us against competitors with similar products or technology. Patent disputes in our industry are frequent and can preclude commercialization of products. If we ultimately engage in and lose any such disputes, we could be subject to competition or significant liabilities, we could be required to enter into third party licenses or we could be required to cease using the technology or product in dispute. In addition, even if such licenses are available, the terms of any license requested by a third party could be unacceptable to us.

  PROVIGIL

        The U.S. composition of matter patent for modafinil expired in 2001. We own U.S. and foreign patent rights that expire between 2014 and 2015 and cover pharmaceutical compositions and uses of modafinil, specifically, certain particle sizes of modafinil contained in the pharmaceutical composition. Ultimately, these patents might be found invalid as the result of a challenge by a third party, or a potential competitor could develop a competing product or product formulation that avoids infringement of these patents. As of the date of this prospectus supplement, the FDA has accepted five ANDAs for pharmaceutical products containing modafinil and containing a Paragraph IV certification in which the ANDA applicant certified that the U.S. particle-size modafinil patent covering PROVIGIL either is invalid or will not be infringed by the ANDA product. We have filed patent infringement lawsuits in U.S. District Court in New Jersey against Teva Pharmaceuticals USA, Inc., Mylan Pharmaceuticals Inc., Ranbaxy Pharmaceuticals Inc., Sandoz, Inc, and Barr Laboratories, Inc. based upon the ANDAs filed by each of these companies with the FDA. The lawsuit claims infringement of our U.S. Patent No. RE37,516. Each of the defendants has asserted defenses and/or counterclaims for non-infringement and/or patent invalidity, and defendants Teva, Ranbaxy and Mylan have moved to amend their answers and counterclaims to state inequitable conduct as a defense to our claims (we have opposed the motions and a decision is pending). These lawsuits are currently in the discovery phase; we expect a trial to begin no earlier than late 2005. We also recently filed suit against Carlsbad Technology, Inc. with respect to the ANDA they have filed with the FDA and discovery in this action has not yet commenced. While we intend to vigorously defend the validity of this patent and prevent infringement, these efforts will be both expensive and time consuming and, ultimately, may not be successful.

        We recently learned that Sandoz, Inc. has amended their ANDA filing from a Paragraph IV to a Paragraph III filing thereby agreeing that it will not sell a generic form of modafinil until after the expiration of the patent in 2014. As such, we intend to drop Sandoz as a party to this litigation once we receive written notification of the ANDA amendment from Sandoz.

        Barr, Mylan and Ranbaxy have each announced the receipt of tentative FDA approval for their respective generic versions of PROVIGIL. Under the provisions of the Hatch-Waxman Act, we are entitled to a 30-month stay of final FDA approval of these generic versions of PROVIGIL. This stay precludes these companies from selling a modafinil-based product until the earlier to occur of the conclusion of the lawsuit or June 2006. However, if the court finds our particle-size patent is invalid or not infringed, these companies could begin selling their modafinil-based products upon the expiration of our FDA orphan drug exclusivity, currently in December 2005, which would significantly and negatively impact revenues from PROVIGIL. We do not know whether the ANDAs filed by Teva and Carlsbad have been, or will be, tentatively approved by the FDA.

        If we complete clinical studies of PROVIGIL in pediatric patients that are acceptable to the FDA, the FDA could grant us a six-month extension of our orphan drug exclusivity (to June 2006) and six months of exclusivity beyond the 2014 expiration of the particle-size patent term.

  ACTIQ

        With respect to ACTIQ, we hold an exclusive license to U.S. patents covering the currently approved compressed powder pharmaceutical composition and methods for administering fentanyl via this composition that are set to expire in September 2006. Corresponding patents in foreign countries are set to expire between 2009 and 2010. Our patent protection with respect to the ACTIQ formulation we sold prior to June 2003 will expire in May 2005. If we complete an additional clinical study in pediatric patients that is agreeable to the FDA, the FDA could grant us six months of exclusivity beyond the September 2006 compressed powder patent expiration. However, even with this additional exclusivity, Barr's license to the ACTIQ patents under the license and supply agreement could become effective as early as the launch of ORAVESCENT fentanyl (expected in late 2006), and in no event later than February 3, 2007. In December 2004, we announced that FDA had acknowledged receipt of an ANDA filed by Barr seeking approval for a generic form of ACTIQ and in January 2005, we filed a patent infringement lawsuit against Barr to defend our patents until the license effective date. Neither the ANDA filing nor this lawsuit modify the existing license grant to Barr, and we do not expect any change in the anticipated date of Barr's entry to market. The entry of Barr with a generic form of ACTIQ likely will significantly and negatively impact future ACTIQ sales.

  GABITRIL

        With respect to GABITRIL, we hold an exclusive sublicense to four U.S. composition-of-matter patents covering the currently approved product: a patent claiming tiagabine, the active drug substance contained in GABITRIL; a patent claiming crystalline tiagabine hydrochloride monohydrate and its use as an anti-epileptic agent; a patent claiming the pharmaceutical formulation; and a patent claiming anhydrous crystalline tiagabine hydrochloride and processes for its preparation. These patents currently are set to expire in 2011, 2012, 2016 and 2017, respectively. Supplemental Protection Certificates based upon corresponding foreign patents covering this product are set to expire in 2011. Ultimately, these patents might be found invalid as the result of a challenge by a third party, or a potential competitor could develop a competing product or product formulation that avoids infringement of these patents.

        We also rely on trade secrets, know-how and continuing technological advancements to support our competitive position. Although we have entered into confidentiality and invention rights agreements with our employees, consultants, advisors and collaborators, these parties could fail to honor such agreements or we could be unable to effectively protect our rights to our unpatented trade secrets and know-how. Moreover, others could independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how. In addition, many of our scientific and management personnel have been recruited from other biotechnology and pharmaceutical companies where they were conducting research in areas similar to those that we now pursue. As a result, we could be subject to allegations of trade secret violations and other claims.

        In April 2005, we received notice from SUN Pharmaceutical Industries Limited that it had filed an ANDA with the FDA seeking approval to market a generic form of GABITRIL. The ANDA as filed does not include a Paragraph IV certification with respect to the patent claiming tiagabine and, as such, SUN is not seeking to market a generic form of GABITRIL until the expiration of this patent in 2011. Instead, the ANDA alleges (1) non-infringement of a patent claiming crystalline tiagabine hydrochloride monohydrate and its use as an anti-epileptic agent and a patent claiming the pharmaceutical formulation of the product and (2) non-infringement and invalidity of our patent claiming anhydrous crystalline tiagabine hydrochloride and its processes for preparation.

Our activities and products are subject to significant government regulations and approvals, which are often costly and could result in adverse consequences to our business if we fail to comply.

        We currently have a number of products that have been approved for sale in the United States, foreign countries or both. All of our approved products are subject to extensive continuing regulations relating to, among other things, testing, manufacturing, quality control, labeling, and promotion. The failure to comply with any rules and regulations of the FDA or any foreign medical authority, or the post-approval discovery of previously unknown problems relating to our products, could result in, among other things:

  •
  fines, recalls or seizures of products;

  •
  total or partial suspension of manufacturing or commercial activities;

  •
  non-approval of product license applications;

  •
  restrictions on our ability to enter into strategic relationships; and

  •
  criminal prosecution.

        In September 2004, we announced that we had received subpoenas from the U.S. Attorney's Office in Philadelphia with respect to PROVIGIL, ACTIQ and GABITRIL. This investigation is ongoing and appears to be focused on our sales and promotional practices, including the extent of off-label prescribing of our products by physicians. We are cooperating with the investigation and are providing documents to the government. In addition, we have engaged in ongoing discussions with the Attorney General in Pennsylvania regarding recent media reports of instances of abuse and diversion of ACTIQ. We have had similar discussions with the Office of the Connecticut Attorney General; in September 2004, we received a voluntary request for information from the Office of the Connecticut Attorney General asking us to provide information generally relating to our sales and promotional practices for our U.S. products. We have agreed to comply with this voluntary request. These matters may involve the bringing of criminal charges and fines, and/or civil penalties. We cannot predict or determine the outcome of these matters or reasonably estimate the amount or range of amounts of any fines or penalties that might result from an adverse outcome. However, an adverse outcome could have a material adverse effect on our financial position, liquidity and results of operations.

        It is both costly and time-consuming for us to comply with these inquiries and regulations. Additionally, incidents of adverse drug reactions, unintended side effects or misuse relating to our products could result in additional regulatory controls or restrictions, or even lead to withdrawal of a product from the market.

        With respect to our product candidates and for new therapeutic indications for our existing products, we conduct research, preclinical testing and clinical trials, each of which requires us to comply with extensive government regulations. We cannot market these product candidates or these new indications in the United States or other countries without receiving approval from the FDA or the appropriate foreign medical authority. The approval process is highly uncertain and requires substantial time, effort and financial resources. Ultimately, we may never obtain approval in a timely manner, or at all. Without these required approvals, our ability to substantially grow revenues in the future could be adversely affected.

        In addition, because PROVIGIL and ACTIQ contain active ingredients that are controlled substances, we are subject to regulation by the U.S. Drug Enforcement Administration and analogous foreign organizations relating to the manufacture, shipment, sale and use of the applicable products. These regulations also are imposed on prescribing physicians and other third parties, making the storage, transport and use of such products relatively complicated and expensive. With the increased concern for safety by the FDA and the DEA with respect to products containing controlled substances and the heightened level of media attention given to this issue, it is possible that these regulatory agencies could impose additional restrictions on marketing or even withdraw regulatory approval for such products. In addition, adverse publicity may bring about a rejection of the product by the medical community. If the DEA, FDA or a foreign medical authority withdrew the approval of, or placed additional significant restrictions on the marketing of any of our products, our product sales and ability to promote our products could be substantially affected.

        We rely on third parties for the timely supply of specified raw materials, equipment, contract manufacturing, formulation or packaging services, product distribution services, customer service activities and product returns processing. Although we actively manage these third party relationships to ensure continuity and quality, some events beyond our control could result in the complete or partial failure of these goods and services. Any such failure could have a material adverse effect on our financial condition and result of operations.

Manufacturing, supply and distribution problems may create supply disruptions that could result in a reduction of product sales revenue and an increase in costs of sales, and damage commercial prospects for our products.

        The manufacture, supply and distribution of pharmaceutical products, both inside and outside the United States, is highly regulated and complex. We, and the third parties we rely upon for the manufacturing and distribution of our products, must comply with all applicable regulatory requirements of the FDA and foreign authorities, including current Good Manufacturing Practice regulations. In addition, we must comply with all applicable regulatory requirements of the DEA and analogous foreign authorities for certain of our products that contain controlled substances. The facilities used to manufacture, store and distribute our products also are subject to inspection by regulatory authorities at any time to determine compliance with regulations. These regulations are complex, and any failure to comply with them could lead to remedial action, civil and criminal penalties and delays in production or distribution of material.

        We predominately depend upon single sources for the manufacture of both the active drug substances contained in our products and for finished commercial supplies. For example:

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  PROVIGIL: Our manufacturing facility in France is the primary source of the active drug substance modafinil. With respect to finished commercial supplies of PROVIGIL, we currently have two qualified manufacturers, DSM Pharmaceuticals Inc., in Greenville, North Carolina, and Patheon, Inc., in Ontario, Canada.

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  ACTIQ: Our U.S. facility in Salt Lake City, Utah, is the sole source for the worldwide manufacture and supply of finished commercial supplies of ACTIQ.

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  GABITRIL: Abbott Laboratories manufactures finished commercial supplies of GABITRIL for the U.S. market (through at least December 2008) and Sanofi-Synthelabo manufactures GABITRIL for non-U.S. markets (through January 2005, although Sanofi has agreed to continue to produce GABITRIL through the end of the third quarter of 2005). We have identified a third party manufacturer for the future worldwide production of the active drug substance tiagabine and finished commercial supplies of GABITRIL. We are in the process of qualifying this manufacturer with appropriate U.S. and European regulatory authorities.

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  Other Products: Certain of our products are manufactured at our facilities in France, with the remaining products manufactured by single source third parties. Our subsidiary, CIMA LABS, also manufactures products at its Minnesota facilities for certain of its pharmaceutical company partners.

The process of changing or adding a manufacturer or changing a formulation requires prior FDA and/or European medical authority approval and is very time-consuming. If we are unable to manage this process effectively or if an unforeseen event occurs at any facility, we could face supply disruptions that would result in significant costs and delays, undermine goodwill established with physicians and patients, damage commercial prospects for our products and adversely affect operating results.

As our products are used commercially, unintended side effects, adverse reactions or incidents of misuse may occur that could result in additional regulatory controls, adverse publicity and reduced sales of our products.

        During research and development, the use of pharmaceutical products, such as ours, is limited principally to clinical trial patients under controlled conditions and under the care of expert physicians. The widespread commercial use of our products could identify undesirable or unintended side effects that have not been evident in our clinical trials or the relatively limited commercial use to date. For example, in February 2005, working with the FDA, we updated our prescribing information for GABITRIL to include a bolded warning describing the risk of new onset seizures in non-induced patients without epilepsy. In addition, in patients who take multiple medications, drug interactions could occur that can be difficult to predict. Additionally, incidents of product misuse, product diversion or theft may occur, particularly with respect to products such as ACTIQ and PROVIGIL, which contain controlled substances. These events, among others, could result in adverse publicity that harms the commercial prospects of our products or lead to additional regulatory controls that could limit the circumstances under which the product is prescribed or even lead to the withdrawal of the product from the market. In particular, ACTIQ has been approved under regulations concerning drugs with certain safety profiles, under which the FDA has established special restrictions to ensure safe use. Any violation of these special restrictions could lead to the imposition of further restrictions or withdrawal of the product from the market.

Our product sales and related financial results will fluctuate, and these fluctuations may cause our stock price to fall, especially if investors do not anticipate them.

        A number of analysts and investors who follow our stock have developed models to attempt to forecast future product sales and expenses, and have established earnings expectations based upon those models. These models, in turn, are based in part on estimates of projected revenue and earnings that we disclose publicly. Forecasting future revenues is difficult, especially when we only have a few years of commercial history and when the level of market acceptance of our products is changing rapidly. Forecasting is further complicated by the difficulties in estimating both existing inventory levels for our products at pharmaceutical wholesalers and retail pharmacies and the timing of their purchases to replenish these stocks. As a result, it is likely that our product sales will fluctuate significantly, which may not meet with market expectations and which also may adversely affect our stock price. There are a number of other factors that could cause our financial results to fluctuate unexpectedly, including:

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  cost of product sales;

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  achievement and timing of research and development milestones;

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  collaboration revenues;

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  cost and timing of clinical trials and regulatory approvals;

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  marketing and other expenses;

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  manufacturing or supply disruptions; and

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  costs associated with the operations of recently-acquired businesses and technologies.

We face significant product liability risks, which may have a negative effect on our financial performance.

        The administration of drugs to humans, whether in clinical trials or commercially, can result in product liability claims whether or not the drugs are actually at fault for causing an injury. Furthermore, our products may cause, or may appear to have caused, adverse side effects (including death) or potentially dangerous drug interactions that we may not learn about or understand fully until the drug has been administered to patients for some time. As our products are used more widely and in patients with varying medical conditions, the likelihood of an adverse drug reaction, unintended side effect or incidence of misuse may increase. Product liability claims can be expensive to defend and may result in large judgments or settlements against us, which could have a negative effect on our financial performance. The cost of product liability insurance has increased in recent years, and the availability of coverage has decreased. Nevertheless, we maintain product liability insurance in amounts we believe to be commercially reasonable. However, any claims could easily exceed our current coverage limits. Even if a product liability claim is not successful, the adverse publicity and time and expense of defending such a claim may interfere with our business.

Our customer base is highly concentrated.

        Our principal customers are wholesale drug distributors. These customers comprise a significant part of the distribution network for pharmaceutical products in the United States. Three large wholesale distributors, Cardinal Health, Inc., McKesson Corporation and AmerisourceBergen Corporation, control a significant share of this network. These three wholesaler customers, in the aggregate, accounted for 87% of our worldwide net sales for the quarter ended March 31, 2005. Fluctuations in the buying patterns of these customers, which may result from seasonality, wholesaler buying decisions or other factors outside of our control, could significantly affect the level of our net sales on a period to period basis. Because of this, the amounts purchased by these customers during any quarterly or annual period may not correlate to the level of underlying demand evidenced by the number of prescriptions written for such products, as reported by IMS Health Incorporated. Furthermore, the loss or bankruptcy of any of these customers could materially and adversely affect our results of operations and financial condition.

Our internal controls over financial reporting may not be considered effective, which could result in possible regulatory sanctions and a decline in our stock price.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires us to furnish annually a report on our internal controls over financial reporting. The internal control report must contain an assessment by our management of the effectiveness of our internal control over financial reporting (including the disclosure of any material weakness) and a statement that our independent auditors have attested to and reported on management's evaluation of such internal controls. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. In order for management to evaluate our internal controls, we must regularly review and document our internal control processes and procedures and test such controls. Ultimately, we or our independent auditors could conclude that our internal control over financial reporting may not be effective if, among others things:

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  any material weakness in our internal controls over financial reporting exist; or

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  we fail to remediate assessed deficiencies.

        Due to the number of controls to be examined, the complexity of the project, and the subjectivity involved in determining the effectiveness of controls, we cannot be certain that, in the future, all of our controls will continue to be considered effective by management or, if considered effective by our management, that our auditors will agree with such assessment.

        If, in the future, we are unable to assert that our internal control over financial reporting is effective, or if our auditors are unable to attest that our management's report is fairly stated or they are unable to express an opinion on our management's evaluation, we could be subject to regulatory sanctions or lose investor confidence in the accuracy and completeness of our financial reports, either of which could have an adverse effect on the market price for our securities.

The efforts of government entities and third party payers to contain or reduce the costs of health care may adversely affect our sales and limit the commercial success of our products.

        In certain foreign markets, pricing or profitability of pharmaceutical products is subject to various forms of direct and indirect governmental control, including the control over the amount of reimbursements provided to the patient who is prescribed specific pharmaceutical products. For example, we are aware of governmental efforts in France to limit or eliminate reimbursement for some of our products, particularly FONZYLANE, which could impact revenues from our French operations.

        In the United States, there have been, and we expect there will continue to be, various proposals to implement similar controls. The commercial success of our products could be limited if federal or state governments adopt any such proposals. In addition, in the United States and elsewhere, sales of pharmaceutical products depend in part on the availability of reimbursement to the consumer from third party payers, such as government and private insurance plans. These third party payers are increasingly utilizing their significant purchasing power to challenge the prices charged for pharmaceutical products and seek to limit reimbursement levels offered to consumers for such products. Moreover, many governments and private insurance plans have instituted reimbursement schemes that favor the substitution of generic pharmaceuticals for more expensive brand-name pharmaceuticals. In the U.S. in particular, generic substitution statutes have been enacted in virtually all states and permit or require the dispensing pharmacist to substitute a less expensive generic drug instead of an original branded drug. These third party payers could focus their cost control efforts on our products, especially with respect to prices of and reimbursement levels for products prescribed outside their labeled indications. In these cases, their efforts could negatively impact our product sales and profitability.

We experience intense competition in our fields of interest, which may adversely affect our business.

        Large and small companies, academic institutions, governmental agencies and other public and private research organizations conduct research, seek patent protection and establish collaborative arrangements for product development in competition with us. Products developed by any of these entities may compete directly with those we develop or sell. In addition, our two largest products, PROVIGIL and ACTIQ, could face competition from companies seeking to market generic forms of these products if our patent infringement lawsuits against these companies are unsuccessful.

        The conditions that our products treat, and some of the other disorders for which we are conducting additional studies, are currently treated with many drugs, several of which have been available for a number of years or are available in inexpensive generic forms. With respect to PROVIGIL, and, if approved, NUVIGIL, there are several other products used for the treatment of excessive sleepiness or narcolepsy in the United States, including methylphenidate products such as RITALIN® by Novartis, and in our other territories, many of which have been available for a number of years and are available in inexpensive generic forms. If we are successful in obtaining FDA approval of modafinil for the treatment of ADHD in children and adolescents, we will face competition from stimulants such as RITALIN® by Novartis, STRATERRA® by Eli Lilly, and CONCERTA® by McNeil Consumer, as well as from amphetamines such as DEXEDRINE® by GlaxoSmithKline and ADDERALL® by Shire. With respect to ACTIQ, we face competition from numerous short- and long-acting opioid products, including three products—Johnson & Johnson's DURAGESIC®, Purdue Pharmaceutical's OXYCONTIN® and MS-CONTIN®—that dominate the market as well as Purdue's PALLADONE® which was approved in September 2004. In addition, we are aware of numerous other companies developing other technologies for rapidly delivering opioids to treat breakthrough pain, including transmucosal, transdermal, nasal spray and inhaled delivery systems, among others, that will compete against ACTIQ and, if approved, ORAVESCENT fentanyl. With respect to GABITRIL, there are several products, including NEURONTIN® (gabapentin) by Pfizer, used as adjunctive therapy for the partial seizure market. Some are well-established therapies that have been on the market for several years while others have recently entered the partial seizure marketplace. In addition, several treatments for partial seizures are available in inexpensive generic forms. If we are successful in our efforts to expand the label of GABITRIL to include anxiety disorders, we will face significant competition from well-established Selective Serotonin Reuptake Inhibitor (SSRI) products such as Paxil®, Effexor XR® and Lexapro®. For all of our products, we need to demonstrate to physicians, patients and third party payers that the cost of our products is reasonable and appropriate in the light of their safety and efficacy, the price of competing products and the related health care benefits to the patient.

        Many of our competitors have substantially greater capital resources, research and development staffs and facilities than we have, and substantially greater experience in conducting clinical trials, obtaining regulatory approvals and manufacturing and marketing pharmaceutical products. These entities represent significant competition for us. In addition, competitors who are developing products for the treatment of neurological or oncological disorders might succeed in developing technologies and products that are more effective than any that we develop or sell or that would render our technology and products obsolete or noncompetitive. Competition and innovation from these or other sources, including advances in current treatment methods, could potentially affect sales of our products negatively or make our products obsolete. Furthermore, we may be at a competitive marketing disadvantage against companies that have broader product lines and whose sales personnel are able to offer more complementary products than we can. Any failure to maintain our competitive position could adversely affect our business and results of operations.

We plan to consider and, as appropriate, make acquisitions of technologies, products and businesses, which may subject us to a number of risks and/or result in us experiencing significant charges to earnings that may adversely affect our stock price, operating results and financial condition.

        As part of our efforts to acquire businesses or to enter into other significant transactions, we conduct business, legal and financial due diligence with the goal of identifying and evaluating material risks involved in the transaction. Despite our efforts, we ultimately may be unsuccessful in ascertaining or evaluating all such risks and, as a result, we might not realize the intended advantages of the acquisition. If we fail to realize the expected benefits from acquisitions we may consummate in the future, whether as a result of unidentified risks, integration difficulties, regulatory setbacks or other events, our business, results of operations and financial condition could be adversely affected. For example, in connection with our proposed acquisition of Salmedix, Inc., we estimated a value of Salmedix, Inc. by making certain assumptions about, among other things, the company and the potential market for its products. Ultimately, our assumptions may prove to be incorrect, which would cause us to fail to realize the anticipated benefits of the transaction.

        In addition, we have experienced, and will likely continue to experience, significant charges to earnings related to our efforts to consummate acquisitions. For transactions that ultimately are not consummated, these charges may include fees and expenses for investment bankers, attorneys, accountants and other advisers in connection with our efforts. Even if our efforts are successful, we may incur as part of a transaction substantial charges for closure costs associated with the elimination of duplicate operations and facilities and acquired in-process research and development charges. In either case, the incurrence of these charges could adversely affect our results of operations for particular quarterly or annual periods.

We may be unable to successfully consolidate and integrate the operations of businesses we acquire, which may adversely affect our stock price, operating results and financial condition.

        We must consolidate and integrate the operations of an acquired business with our business. Integration efforts often take a significant amount of time, place a significant strain on our managerial, operational and financial resources and could prove to be more difficult and expensive than we predicted. The diversion of our management's attention and any delays or difficulties encountered in connection with pending or future acquisitions could result in the disruption of our ongoing business or inconsistencies in standards, controls, procedures and policies that could negatively affect our ability to maintain relationships with customers, suppliers, employees and others with whom we have business dealings.

The results and timing of our research and development activities, including future clinical trials, are difficult to predict, subject to potential future setbacks and, ultimately, may not result in viable pharmaceutical products, which may adversely affect our business.

        In order to sustain our business, we focus substantial resources on the search for new pharmaceutical products. These activities include engaging in discovery research and process development, conducting preclinical and clinical studies and seeking regulatory approval in the United States and abroad. In all of these areas, we have relatively limited resources and compete against larger, multinational pharmaceutical companies. Moreover, even if we undertake these activities in an effective and efficient manner, regulatory approval for the sale of new pharmaceutical products remains highly uncertain because the majority of compounds discovered do not enter clinical studies and the majority of therapeutic candidates fail to show the human safety and efficacy necessary for regulatory approval and successful commercialization.

        In the pharmaceutical business, the research and development process can take up to 12 years, or even longer, from discovery to commercial product launch. During each stage of this process, there is a substantial risk of failure. Preclinical testing and clinical trials must demonstrate that a product candidate is safe and efficacious. The results from preclinical testing and early clinical trials may not be predictive of results obtained in subsequent clinical trials, and these clinical trials may not demonstrate the safety and efficacy necessary to obtain regulatory approval for any product candidates. A number of companies in the biotechnology and pharmaceutical industries have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier trials. For ethical reasons, certain clinical trials are conducted with patients having the most advanced stages of disease and who have failed treatment with alternative therapies. During the course of treatment, these patients often die or suffer other adverse medical effects for reasons that may not be related to the pharmaceutical agent being tested. Such events can have a negative impact on the statistical analysis of clinical trial results.

        The completion of clinical trials of our product candidates may be delayed by many factors, including the rate of enrollment of patients. Neither we nor our collaborators can control the rate at which patients present themselves for enrollment, and the rate of patient enrollment may not be consistent with our expectations or sufficient to enable clinical trials of our product candidates to be completed in a timely manner or at all. In addition, we may not be permitted by regulatory authorities to undertake additional clinical trials for one or more of our product candidates. Even if such trials are conducted, our product candidates may not prove to be safe and efficacious or receive regulatory approvals. Any significant delays in, or termination of, clinical trials of our product candidates could impact our ability to generate product sales from these product candidates in the future.

Our research and development and marketing efforts are often dependent on corporate collaborators and other third parties who may not devote sufficient time, resources and attention to our programs, which may limit our efforts to develop and market potential products.

        Because we have limited resources, we have entered into a number of collaboration agreements with other pharmaceutical companies and with a number of marketing partners for our products in certain countries outside the United States. In some cases, our collaboration agreements call for our partners to control:

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  the supply of bulk or formulated drugs for use in clinical trials or for commercial use;

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  the design and execution of clinical studies;

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  the process of obtaining regulatory approval to market the product; and/or

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  marketing and selling of an approved product.

        In each of these areas, our partners may not support fully our research and commercial interests because our program may compete for time, attention and resources with the internal programs of our corporate collaborators. As such, our program may not move forward as effectively, or advance as rapidly, as it might if we had retained complete control of all research, development, regulatory and commercialization decisions. We also rely on some of these collaborators and other third parties for the production of compounds and the manufacture and supply of pharmaceutical products. Additionally, we may find it necessary from time to time to seek new or additional partners to assist us in commercializing our products, though we might not be successful in establishing any such new or additional relationships.

A portion of our revenues and expenses is subject to exchange rate fluctuations in the normal course of business, which could adversely affect our reported results of operations.

        Historically, a portion of our revenues and expenses has been earned and incurred, respectively, in currencies other than the U.S. dollar. For the quarter ended March 31, 2005, approximately 16% of our revenues were denominated in currencies other than the U.S. dollar. We translate revenues earned and expenses incurred into U.S. dollars at the average exchange rate applicable during the relevant period. A weakening of the U.S. dollar would, therefore, increase both our revenues and expenses. Fluctuations in the rate of exchange between the U.S. dollar and the euro and other currencies may affect period-to-period comparisons of our operating results. Historically, we have not hedged our exposure to these fluctuations in exchange rates.

We are involved, or may become involved in the future, in legal proceedings that, if adversely adjudicated or settled, could materially impact our financial condition.

        As a biopharmaceutical company, we are or may become a party to litigation in the ordinary course of our business, including, among others, matters alleging employment discrimination, product liability, patent or other intellectual property rights infringement, patent invalidity or breach of commercial contract. In general, litigation claims can be expensive and time consuming to bring or defend against and could result in settlements or damages that could significantly impact results of operations and financial condition. We currently are vigorously defending ourselves against certain litigation matters. While we currently do not believe that the settlement or adverse adjudication of these lawsuits would materially impact our results of operations or financial condition, the final resolution of these matters and the impact, if any, on our results of operations, financial condition or cash flows could be material.

Our dependence on key executives and scientists could impact the development and management of our business.

        We are highly dependent upon our ability to attract and retain qualified scientific, technical and managerial personnel. There is intense competition for qualified personnel in the pharmaceutical and biotechnology industries, and we cannot be sure that we will be able to continue to attract and retain the qualified personnel necessary for the development and management of our business. Although we do not believe the loss of one individual would materially harm our business, our business might be harmed by the loss of the services of multiple existing personnel, as well as the failure to recruit additional key scientific, technical and managerial personnel in a timely manner. Much of the know-how we have developed resides in our scientific and technical personnel and is not readily transferable to other personnel. While we have employment agreements with our key executives, we do not ordinarily enter into employment agreements with our other key scientific, technical and managerial employees. We do not maintain "key man" life insurance on any of our employees.

We may be required to incur significant costs to comply with environmental laws and regulations, and our related compliance may limit any future profitability.

        Our research and development activities involve the controlled use of hazardous, infectious and radioactive materials that could be hazardous to human health and safety or the environment. We store these materials, and various wastes resulting from their use, at our facilities pending ultimate use and disposal. We are subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials and wastes, and we may be required to incur significant costs to comply with related existing and future environmental laws and regulations.

        While we believe that our safety procedures for handling and disposing of these materials comply with foreign, federal, state and local laws and regulations, we cannot completely eliminate the risk of accidental injury or contamination from these materials. In the event of an accident, we could be held liable for any resulting damages, which could include fines and remedial costs. These damages could require payment by us of significant amounts over a number of years, which could adversely affect our results of operations and financial condition.

Anti-takeover provisions may delay or prevent changes in control of our management or deter a third party from acquiring us, limiting our stockholders' ability to profit from such a transaction.

        Our board of directors has the authority to issue up to 5,000,000 shares of preferred stock, $0.01 par value, of which 1,000,000 have been reserved for issuance in connection with our stockholder rights plan, and to determine the price, rights, preferences and privileges of those shares without any further vote or action by our stockholders. Our stockholder rights plan could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

        We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. The application of Section 203 could have the effect of delaying or preventing a change of control of Cephalon. Section 203, the rights plan, and certain provisions of our certificate of incorporation, our bylaws and Delaware corporate law, may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.

Risks Related to the Notes and Our Common Stock

The notes are unsecured and there are no financial covenants in the indenture. In addition, in the event of our insolvency, liquidation or similar event, we must pay in full our senior indebtedness before we can make payments on the notes.

        The notes are our general unsecured senior subordinated indebtedness and are subordinated to our existing and future senior indebtedness. In the event of our insolvency or liquidation or upon the acceleration of the notes due to an event of default under the indenture, we will not be able to make payments on the notes until we have paid in full all of our senior indebtedness. We may, therefore, not have sufficient assets to pay the amounts due on the notes.

        In addition, we are not restricted from incurring additional debt, including senior indebtedness, under the indenture. If we incur additional debt or liabilities, our ability to repay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted from paying dividends or issuing or repurchasing our securities under the indenture. As of March 31, 2005, we had outstanding approximately $19.3 million of senior indebtedness and did not have any indebtedness that ranked equally with the notes.

We may not have sufficient cash to settle the cash portion of the consideration due on conversion of the notes, or to purchase the notes, if required, upon a fundamental change.

        Upon conversion of the notes, we will be required to deliver cash and, in certain circumstances, shares, if any, at a conversion rate equal to        shares of our common stock, subject to adjustments for specific events. In addition, holders of the notes may require us to purchase all or any portion of their notes upon the occurrence of a fundamental change. We may not have sufficient cash funds to settle the cash portion of the consideration due on conversion of the notes, or to purchase the notes upon the occurrence of these events. Although there are currently no restrictions on our ability to pay the purchase price or cash upon conversion, future debt agreements may prohibit us from repaying the purchase price. If we are prohibited from purchasing the notes, we could seek consent from our lenders to purchase the notes or pay cash upon conversion. If we are unable to obtain their consent, we could attempt to refinance the notes. If we were unable to obtain a consent or refinance the notes, we would be prohibited from purchasing the notes or paying cash upon conversion. If we were unable to settle the cash portion of the consideration due on conversion of the notes, or to purchase the notes upon a change in control, it would result in an event of default under the indenture. An event of default under the indenture could result in a further event of default under our other then-existing debt. In addition, the occurrence of the change in control may be an event of default under our other debt. As a result, we could be prohibited from paying amounts due on the notes under the subordination provisions of the indenture.

We may be unable to repay our substantial indebtedness, including the notes, and other obligations.

        As of March 31, 2005, we had $1,288.3 million of indebtedness outstanding, of which $19.3 million consisted of senior indebtedness and $1,269.0 million consisted of subordinated indebtedness. Of our indebtedness outstanding, $521.8 million consists of convertible subordinated notes maturing in December 2006. We intend to commence a tender offer to repurchase these notes following the consummation of this offering using part of the proceeds from this offering. There are no restrictions on our use of our existing cash, cash equivalents and investments, and we cannot be sure that these funds will be available or sufficient in the future to enable us to repay or refinance our indebtedness. In the future, these factors, among other things, could make it difficult for us to service, repay or refinance our indebtedness; obtain additional financing in the future; limit our flexibility in planning for, or reacting to changes in, our business; and make us more vulnerable in the event of a downturn in our business. Unless we are able to generate cash flow from operations that, together with our available cash on hand, is sufficient to repay our indebtedness, we will be required to raise additional funds. Because the financing markets may be unwilling to provide funding to us or may only be willing to provide funding on terms that we would consider unacceptable, we may not have cash available or be able to obtain funding to permit us to meet our repayment obligations, thus adversely affecting the market price for our securities.

The conditional conversion feature of the notes could prevent holders from receiving the value of the cash and common stock into which a note is convertible.

        Prior to December 1, 2014, the notes are convertible into cash and shares of our common stock, if any, only if specified conditions are met. If the specified conditions for conversion are not met, holders will not be able to convert their notes during such period and may not be able to receive the value of the cash and common stock into which the notes would otherwise be convertible.

The price of our common stock, and therefore the price of the notes, may fluctuate significantly, which may make it difficult for holders to sell the notes or the common stock when desired or at attractive prices.

        The market price of our common stock is highly volatile, and we expect it to continue to be volatile for the foreseeable future. For example, from January 1, 2003, through the date of this prospectus supplement, our common stock traded at a high price of $60.98 and a low price of $36.91. Negative announcements, including, among others:

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  adverse regulatory decisions;

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  disappointing clinical trial results;

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  disputes and other developments concerning patent or other proprietary rights with respect to our products; or

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  operating results that fall below the market's expectations could trigger significant declines in the price of our common stock. In addition, external events, such as news concerning economic conditions, our competitors, changes in government regulations impacting the biotechnology or pharmaceutical industries or the movement of capital into or out of our industry, also are likely to affect the price of our common stock, regardless of our operating performance. Because the notes are convertible into cash and shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes. Holders who receive shares of common stock on conversion of the notes also will be subject to the risk of volatility and depressed prices.

Convertible note hedge and warrant transactions may affect the value of the notes.

        We intend to enter into a privately-negotiated convertible note hedge and warrant transaction with Deutsche Bank AG. The convertible note hedge and warrant transactions are expected to reduce the potential dilution to our commons stock from any conversion of the notes. In connection with these hedging arrangements, we expect to use up to an aggregate of approximately $     million of the net proceeds of the offering, representing the cost to us of the convertible note hedge transaction, partially offset by the proceeds to us of the warrant transaction. In addition, in connection with these hedging arrangements, Deutsche Bank AG or its affiliates expect to take positions in our common stock in secondary market transactions and/or enter into various derivative transactions at or possibly after the pricing of the notes. Such hedging arrangements could have the effect of increasing the price of our common stock prior to and possibly following the pricing of the notes. Deutsche Bank AG or its affiliates is likely to modify its hedge positions from time to time prior to conversion or maturity of the notes and by purchasing and selling shares of our common stock, or other securities or other instruments it may wish to use in connection with this hedging. We cannot assure holders that this activity will not adversely affect the market price of our common stock.

The notes may not be rated or may receive a lower rating than anticipated.

        If one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces its rating in the future, the market price of the notes would be harmed.

Holders may, in certain circumstances, be deemed to have received a taxable distribution if the conversion price of the notes is adjusted.

        If the conversion price of the notes is adjusted, you may be deemed to have received a constructive distribution includible in your income in the manner described below under "United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Distributions on our Common Stock" or "United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Distributions on our Common Stock," as applicable, even though you have not received any cash or property as a result of such adjustments. In addition, in certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to you. See "United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Adjustments to Conversion Price" and "United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Constructive Dividends" for a more detailed discussion.

FORWARD-LOOKING STATEMENTS

        In addition to historical facts or statements of current condition, this prospectus supplement and the documents incorporated by reference into this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements contained in this prospectus supplement constitute our expectations or forecasts of future events as of the date of this prospectus supplement and are not statements of historical fact. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as "anticipate," "will," "estimate," "expect," "project," "intend," "should," "plan," "believe," "hope," and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, regulatory or competitive environments, our intellectual property and product development. In particular, these forward-looking statements include, among others, statements about:

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  our dependence on sales of PROVIGIL® (modafinil) tablets [C-IV], ACTIQ® (oral transmucosal fentanyl citrate) [C-II] and GABITRIL® (tiagabine hydrochloride) in the United States and the market prospects and future marketing efforts for these products;

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  any potential expansion of the authorized uses of our existing products or success with respect to potential product candidates;

  •
  our anticipated scientific progress in our research programs and our development of potential pharmaceutical products including our ongoing or planned clinical trials, the timing and costs of such trials and the likelihood or timing of revenues from these products, if any;

  •
  the timing and unpredictability of regulatory approvals;

  •
  our ability to adequately protect our technology and enforce our intellectual property rights and the future expiration of patent and/or regulatory exclusivity on certain of our products;

  •
  our future cash flow, our ability to service or repay our existing debt and our ability to raise additional funds, if needed, in light of our current and projected level of operations;

  •
  the ongoing investigations by and discussions with the U.S. Attorney's Office in Philadelphia, the Attorney General in Pennsylvania and the Office of Attorney General in Connecticut; and

  •
  other statements regarding matters that are not historical facts or statement of current condition.

        Any or all of our forward-looking statements in this prospectus supplement and in the documents we have referred you to may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Therefore, you should not place undue reliance on any such forward-looking statements. The factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among others:

  •
  the acceptance of our products by physicians and patients in our current markets and new markets;

  •
  our ability to obtain regulatory approvals of new products or for new formulations or indications for our existing products;

  •
  scientific or regulatory setbacks with respect to research programs, clinical trials, manufacturing activities and/or our existing products;

  •
  unanticipated cash requirements to support current operations, expand our business or incur capital expenditures;

  •
  the inability to adequately protect our key intellectual property rights, including as a result of an adverse adjudication with respect to the PROVIGIL or ACTIQ patent litigation;

  •
  the loss of key management or scientific personnel;

  •
  the activities of our competitors in the industry, including the filing of Abbreviated New Drug Applications (ANDAs) with a Paragraph IV certification for GABITRIL or any product containing modafinil or the entry of a generic competitor to ACTIQ;

  •
  market conditions in the biotechnology industry that make raising capital or consummating acquisitions difficult, expensive or both;

  •
  enactment of new government regulations, court decisions, regulatory interpretations or other initiatives that are adverse to us or our interests;

  •
  an adverse outcome of pending or future investigations by government authorities with respect to our activities; and

  •
  failure to realize expected or anticipated benefits from past or future acquisitions, whether as a result of unidentified risks, integration difficulties, regulatory setbacks or otherwise.

        We do not intend to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. We discuss in more detail the risks that we anticipate in the section entitled "Risk Factors." This discussion is permitted by the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

        The net proceeds from the sale of the notes are estimated to be approximately $775.5 million (approximately $891.9 million if the underwriters exercise their option in full to purchase additional notes), after deduction of estimated offering expenses and the underwriters' commissions. We intend to use approximately $              million (or approximately $              million if the underwriters exercise in full their option to purchase additional notes) of the net proceeds for the net cost of convertible note hedge and warrant transactions we entered into with Deutsche Bank AG relating to our common stock, which transactions have the effect of increasing the effective conversion price of the notes from our perspective to $             per share.

        Following the consummation of this offering, we intend to commence a tender offer to purchase all of our outstanding 2 1/2% Convertible Subordinated Notes due December 2006 at a price of 97.5% of the principal amount thereof. We will use $             of the net proceeds of this offering to purchase the outstanding 2 1/2% Convertible Subordinated Notes due December 2006, if all of such outstanding notes are tendered and purchased pursuant to the tender offer.

        We expect to use the remaining net proceeds from this offering to repay or repurchase certain other outstanding indebtedness or for working capital and other corporate purposes. Pending the uses described above, we intend to invest the net proceeds of this offering in interest-bearing investment-grade securities.

        The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of the offering in a manner other than as described in this prospectus supplement.

PRICE RANGE OF COMMON STOCK

        Our common stock is quoted on The Nasdaq National Market under the symbol "CEPH." The following table sets forth, for the quarterly periods indicated, the high and low bid quotations per share of the common stock as reported on The Nasdaq National Market:

	High	Low
2003
First Quarter	$54.95	$39.82
Second Quarter	48.70	36.91
Third Quarter	50.71	40.27
Fourth Quarter	49.46	44.29
2004
First Quarter	$60.98	$48.10
Second Quarter	60.10	50.54
Third Quarter	54.96	41.58
Fourth Quarter	51.73	44.68
2005
First Quarter	$52.24	$45.44
Second Quarter (through May 31, 2005)	47.54	42.24

        On May 31, 2005, the last reported bid price of our common stock was $42.42 per share. On May 31, 2005, we had 531 holders of record of our common stock.

DIVIDEND POLICY

        We have not paid any dividends on our common stock since our inception and do not anticipate paying any dividends on our common stock in the foreseeable future.

CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2005:

  •
  on an actual basis; and

  •
  as adjusted to reflect (1) the sale of the notes; (2) the approximately $              million net cost of the convertible note hedge and warrant transactions and (3) the purchase of our outstanding 2 1/2% Convertible Subordinated Notes due December 2006 at a purchase price of 97.5% of the principal amount thereof as described in "Use of Proceeds."

        You should read this table in conjunction with our consolidated financial statements and the related notes incorporated by reference into this prospectus supplement and accompanying prospectus.

	As of March 31, 2005 (1)
	Actual	As Adjusted
	(unaudited) (in thousands)
Long-term debt:
Capital lease obligations	$3,099	$3,099
Mortgage and building improvement loans	9,553	9,553
Other	6,110	6,110
Due to Abbott Laboratories	559	559
% convertible senior subordinated notes due 2015	—	800,000
2 1/2% convertible subordinated notes due 2006	521,750	—
Change in fair value of hedged portion of 2.5% convertible subordinated notes	(2,870)	—
Zero coupon convertible subordinated notes due 2033, first putable 2008	375,067	375,067
Zero coupon convertible subordinated notes due 2033, first putable 2010	375,039	375,039

Total debt	1,288,307	1,569,427
Less: current portion	(5,655)	(5,655)

Total long term debt	1,282,652	1,563,772
Stockholders' equity:
Preferred Stock, $0.01 par value, 5,000,000 shares authorized, 2,500,000 shares issued, and none outstanding	—	—
Common Stock, $0.01 par value, 200,000,000 shares authorized, 58,039,790 shares issued and 57,707,006 shares outstanding	580	580
Additional paid in capital	1,174,035	1,148,893 (2)
Treasury stock, 332,784 shares outstanding, at cost	(14,860)	(14,860)
Accumulated deficit	(368,456)	(367,513)
Accumulated other comprehensive income	51,242	51,242

Total stockholders' equity	842,541	818,342

Total capitalization	$2,466,961	$2,382,114

(1)
This table reflects the sale of the notes without exercise by the underwriters of any portion of their over-allotment option.

(2)
Additional paid in capital decreases by approximately $              million on account of the net cost of the convertible note hedge and warrant transactions, offset by a $         million tax benefit.

DESCRIPTION OF THE NOTES

        We will issue the notes, under an indenture, to be dated as of the date we consummate the offer, between us and U.S. Bank National Association, as trustee. The following summarizes some, but not all, of the provisions of the notes and the indenture. We urge you to read the indenture and the form of certificate evidencing the notes in their entirety, because they, and not this description, define your rights as a holder of the notes. You may request a copy of these documents at our address shown under "Where You Can Find More Information."

        In this section entitled "Description of the Notes," when we refer to "Cephalon," "we," "our" or "us," we are referring to Cephalon, Inc. and not any of its subsidiaries.

General

        We will issue $800,000,000 (or $920,000,000) if the underwriters exercise their over-allotment option in full) aggregate principal amount of notes. The notes will be the unsecured senior subordinated obligations of Cephalon, as described under "—Subordination of Notes" below. The notes will be convertible into cash and common stock, if any, as described under "—Conversion of Notes." The notes will be issued only in denominations of $1,000 and in multiples of $1,000. The notes will mature on June 1, 2015, unless earlier converted by you or purchased by us at your option upon the occurrence of a fundamental change (as defined below).

        Neither we nor our subsidiaries are restricted from paying dividends, incurring debt or issuing or repurchasing our securities under the indenture. In addition, there are no financial covenants in the indenture. You are not protected by the indenture in the event of a highly leveraged transaction, a change in control of Cephalon or a termination in the trading of our common stock, except to the extent described under "—Purchase of Notes at Your Option Upon a Fundamental Change" and "—Conversion of Notes—Conversion Upon Specified Corporate Transactions."

        We will pay interest on the notes in the range of 1.5% to 2.0% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a business day, the immediately following business day (each, an "interest payment date"), commencing December 1, 2005 to holders of record at the close of business on the preceding May 15 and November 15, respectively. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion, or purchase by us at the option of the holder, interest ceases to accrue on the notes under the terms of and subject to the conditions of the indenture. We will, however, pay interest on the maturity date to holders of record of the notes on the record date immediately preceding the stated maturity date regardless of whether such holders convert their notes.

        We may, without the consent of the holders, reopen the notes and issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes offered hereby in an unlimited aggregate principal amount, provided that no such additional notes may be issued unless fungible with the notes offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to holders.

        We will maintain an office in The City of New York where the notes may be presented for registration, transfer, exchange or conversion. This office will initially be an office or agency of the trustee. Except under limited circumstances described below, the notes will be issued only in fully-registered book-entry form, without coupons, and will be represented by one or more global notes. There will be no service charge for any registration of transfer or exchange of notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

Conversion of Notes

  General

        Holders may surrender notes for conversion at any time prior to the close of business on December 1, 2014, and receive the consideration described below under "—Payment Upon Conversion," only if any of the following conditions is satisfied:

  •
  if the closing sale price of our common stock on the trading day prior to the day of surrender is more than 120% of the conversion price per share of our common stock on the trading day prior to the date of surrender; or

  •
  if the average of the trading prices of the notes for any five consecutive trading-day period is less than 100% of the average of the conversion values of the notes during that period, subject to certain limitations; or

  •
  if we make certain significant distributions to holders of our common stock, we enter into specified corporate transactions or our common stock is neither listed for trading on a U.S. national securities exchange nor approved for listing on Nasdaq or any similar U.S. system of automated dissemination of quotations of securities prices.

We describe each of these conditions in greater detail below.

        However, after December 1, 2014, holders may surrender their notes for conversion at any time prior to the close of business on the business day immediately preceding the maturity date regardless of whether any of the foregoing conditions is satisfied.

        Upon conversion of a note, a holder will not receive any cash payment of interest (unless such conversion occurs between a regular record date and the interest payment date to which it relates) and we will not adjust the conversion rate to account for accrued and unpaid interest, except that we will pay, on the maturity date, accrued and unpaid interest to holders of record on the record date immediately preceding the stated maturity date regardless of whether such holders convert their notes. Our delivery to the holder of cash and shares, if any, of our common stock into which the note is convertible will be deemed to satisfy our obligation with respect to such note. Accordingly, any accrued but unpaid interest will be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.

        Holders of notes at the close of business on a regular record date will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Notes surrendered for conversion by a holder after the close of business on any regular record date but prior to the next interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes; provided, however, that no such payment need be made (1) if we have specified a purchase date following a fundamental change that is after a record date and on or prior to the next interest payment date, (2) with respect to any notes surrendered for conversion following the record date for the payment of interest immediately preceding the stated maturity date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

  Conversion Upon Satisfaction of Market Price Condition

        Holders may surrender notes for conversion if the closing sale price (as defined below) of our common stock on Nasdaq or, if the shares are not then admitted for trading or quoted on Nasdaq, such other similar U.S. system of automated securities price dissemination on which our common stock is listed, on the trading day (as defined below) prior to the day of surrender, exceeds 120% of the conversion price per share of our common stock on the trading day prior to the date of surrender.

        The conversion agent shall have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we shall have no obligation to make such request unless the trustee provides us with reasonable evidence that the trading price of the notes on any trading date would be less than 100% of the conversion value on that date. At such time, we shall instruct the conversion agent to determine the trading price of the notes beginning on the such trading day and on each successive four trading days. At the end of such five trading-day period, the conversion agent shall determine the average of the conversion values for the notes during such period.

        The "closing sale price" of our common stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. on such date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated.

        A "trading day" means a day during which trading in securities generally occurs on Nasdaq or, if our common stock (or relevant securities of a successor obligor) is not listed on Nasdaq, on the principal other national or regional securities exchange on which our common stock (or relevant securities of a successor obligor) is then listed or, if our common stock (or relevant securities of a successor obligor) is not listed on a national or regional securities exchange, on Nasdaq or, if our common stock (or relevant securities of a successor obligor) is not quoted on Nasdaq, on the principal other market on which our common stock (or relevant securities of a successor obligor) is then traded.

  Conversion Upon Trading Price of Notes Falling Below Conversion Value of the Notes

        If, after any five consecutive trading-day period, the average of the trading prices (as defined below) for the notes for that five trading-day period was less than 100% of the average of the conversion values (as defined below) for the notes during that period, a holder may surrender notes for conversion at any time during the following 10 trading days.

        The conversion agent will, on our behalf, determine daily if the notes are convertible and will notify us and the trustee accordingly.

        "Trading price" means, on any date of determination, the average of the secondary bid quotations per note obtained by the conversion agent for $5,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that, if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If the conversion agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the notes from an independent nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price of the notes will equal (a) the applicable conversion rate of the notes multiplied by (b) the closing sale price of our common stock on Nasdaq.

        The "conversion value" of a note means the product of the last reported bid price of our common stock on any date of determination multiplied by the conversion rate of the note in effect on that date.

  Conversion Upon Specified Corporate Transactions

        Even if the market price contingency described above under "—Conversion Upon Satisfaction of Market Price Condition" has not occurred, if we elect to distribute to all holders of our common stock:

  •
  specified rights or warrants entitling them to subscribe for or purchase our common stock at less than the current market price (as defined in the indenture) on the record date for such issuance (excluding purchase rights governed by our stockholder rights plan) or

  •
  cash, debt securities (or other evidence of indebtedness) or other assets (excluding dividends or distributions described in clauses (1) or (3) of the description below under "—Conversion Price Adjustments"), which distribution, together with all other such distributions within the preceding twelve months, has a per share value exceeding 10% of the current market price of our common stock as of the trading day immediately preceding the declaration date for such distribution, we must notify the holders of the notes at least 30 days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place.

        In addition, upon the occurrence of a fundamental change (as defined under "—Purchase of Notes at Your Option Upon a Fundamental Change"), a holder may surrender notes for conversion at any time from or after the date which is 40 days prior to the anticipated effective time of the fundamental change until the close of business on the second trading day immediately preceding the fundamental change purchase date (as defined under "—Purchase of Notes at Your Option Upon a Fundamental Change"). The holder may also require us to purchase all or a portion of its notes upon the occurrence of a fundamental change as described under "—Purchase of Notes at Your Option Upon a Fundamental Change."

        The conversion agent will, on our behalf, determine daily if the notes are convertible and will notify us and the trustee accordingly.

        To the extent practicable, we will give notice to holders of the anticipated effective date for a fundamental change not more than 70 days nor less than 40 days prior to the anticipated effective date.

  Conversion after December 1, 2014

        After December 1, 2014 and on or prior to the close of business on the business day immediately prior to the stated maturity date, holders may surrender their notes for conversion regardless if any of the conditions described in "—Conversion Upon Satisfaction of Market Price Condition," "—Conversion Upon Trading Price of Notes Falling Below

Conversion Value of the Notes," or "—Conversion Upon Specified Corporate Transactions" has been satisfied.

  Payment Upon Conversion

        Each $1,000 principal amount of notes surrendered on or prior to the twenty-fifth scheduled trading day prior to the stated maturity date will be converted into cash and shares of our common stock, if any, based on an amount, which we refer to as the "daily conversion value," calculated for each of the twenty trading days beginning on the third trading day immediately following the conversion date, which we refer to as the "conversion period." The daily conversion value for each trading day during the conversion period for each $1,000 aggregate principal amount of notes is equal to one-twentieth of the product of the then applicable conversion rate multiplied by the volume weighted average price (as defined below) of our common stock (or the other form of consideration into which our common stock has been converted in connection with a fundamental change) on that day.

        For each $1,000 aggregate principal amount of notes surrendered for conversion prior to the close of business on the twenty-fifth scheduled trading day prior to the stated maturity date, we will deliver to you, on the third business day following the last day of the conversion period, the aggregate of the following, which we refer to as the "conversion obligation," for each trading day during the conversion period:

  (1)
  if the daily conversion value for such trading day for each $1,000 aggregate principal amount of notes exceeds $50.00, (a) a cash payment of $50.00 and (b) the remaining daily conversion value, which we refer to as the "daily net share settlement value," in shares of our common stock; or

  (2)
  if the daily conversion value for each trading day for each $1,000 aggregate principal amount of notes is less than or equal to $50.00, a cash payment equal to the daily conversion value.

        If a holder surrenders for conversion a note at any time after the twenty-fifth scheduled trading day prior to the maturity date and on or prior to the close of business on the business day immediately preceding the maturity date, (i) the holder will be deemed to have surrendered such note as of the business day immediately preceding the maturity date, (ii) the conversion period for such note will commence on the trading day immediately after the maturity date, (iii) in lieu of receiving cash as provided for above, the holder shall receive, for each $1,000 principal amount note surrendered, $1,000 on the maturity date and (iv) on the third business day following the last day of the conversion period we will deliver shares of our common stock to the extent the daily conversion value on each trading day during the conversion period exceeds $50.00 for each $1,000 principal amount of notes.

        The number of shares of common stock to be delivered under clause (1)(b) or clause (iv) above will be determined by dividing the daily net share settlement value by the volume weighted average price of our common stock for that trading day.

        The conversion rate with respect to a note is initially             shares of our common stock. The conversion rate of a note is equal to $1,000 divided by the then applicable conversion price at the time of determination. The conversion price is subject to adjustment as described under "—Conversion Price Adjustments." Accordingly, an adjustment to the conversion price will result in a corresponding adjustment to the conversion rate. The initial conversion price for the notes is expected to be between 10% and 14% above the closing sale price of Cephalon common stock on the date the notes are priced.

        No fractional shares will be issued upon conversion; in lieu thereof, a holder that would otherwise be entitled to fractional shares of our common stock will receive a number of shares of our common stock equal to the aggregate of the fractional shares otherwise deliverable for each trading day during the conversion period (rounding down to the nearest whole number) and cash equal to the remainder multiplied by the volume weighted average price of our common stock on the last day of the conversion period.

        For purposes of this section, "—Payment Upon Conversion," "volume weighted average price" per share of our common stock (or any security into which our common stock has been converted in connection with a fundamental change) on any trading day means the volume weighted average price on the principal exchange or over-the-counter market on which our common stock (or other security) is then listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on that trading day as displayed under the heading "Bloomberg VWAP" on Bloomberg Page CEPH Equity AQR (or the Bloomberg Page for any security into which our common stock has been converted in connection with a fundamental change), or if such volume weighted average price is not available, our board of director's reasonable, good faith estimate of the volume weighted average price of the shares of our common stock, or other security, on such trading day.

        The cash and any shares of our common stock (including cash in lieu of fractional shares) deliverable upon conversion of the notes will be delivered through the conversion agent three business days after the last day on which the conversion value has been determined. Generally, the conversion date shall be the date on which the notes and all of the items required for conversion shall have been delivered as described under "—Conversion Procedures" below and the requirements for conversion have been met, if all requirements for conversion shall have been satisfied by 11:00 a.m. New York City time on such day, and in all other cases, the conversion date shall be the next succeeding business day. However, as described above, if a holder surrenders for conversion a note at any time after the twenty-fifth scheduled trading day prior to its stated maturity, the conversion date will be deemed to be the business day immediately preceding the note's stated maturity date.

        Payment Upon Conversion Upon a Fundamental Change.    If a holder converts any of its notes at any time beginning 40 days before the scheduled effective date of a fundamental change and ending at the closing of business on the second trading day immediately preceding the related fundamental change purchase date, the holder will receive:

  •
  (1) if the notes are surrendered for conversion at any time beginning twenty-five trading days before the date of payment of consideration in connection with a change in control, cash and, with respect to the daily net share settlement value (if any), the kind of securities and other assets or property received by holders of our common stock in the change in control; or

    (2) in all other events, cash or a combination of cash and common stock, as described above under "—Payment Upon Conversion"; plus

  •
  the make whole premium, if any, which will be in an amount determined as set forth under "—Determination of the Make Whole Premium" and which will be payable in shares of our common stock (or in the same form of consideration into which our common stock has been converted in connection with such fundamental change) on the fundamental change purchase date for the notes after the fundamental change described under "—Purchase of Notes at Your Option Upon a Fundamental Change."

        Solely for purposes of valuing any non-cash consideration received by holders of our common stock in any change in control, to the extent any component of non-cash consideration is not listed on a U.S. national or regional securities exchange or reported on Nasdaq or any similar U.S. system of automated securities price dissemination, the value of the non-cash consideration will be determined by two nationally recognized investment banks selected by the trustee and, to the extent any component of non-cash consideration is listed on a U.S. national or regional securities exchange or reported on Nasdaq or any similar U.S. system of automated securities price dissemination, the value of the non-cash consideration will be determined by reference to its volume weighted average price.

        If holders of our common stock receive or have the right to receive more than one form of consideration in connection with a fundamental change, then, for purposes of the foregoing, the forms of consideration in which the make whole premium will be paid will be in proportion to the different forms of consideration paid to our common stockholders in connection with the fundamental change.

  Conversion Price Adjustments

        The conversion price will be adjusted:

  (1)
  upon the issuance of shares of our common stock as a dividend or distribution on our common stock;

  (2)
  upon the subdivision or combination of our outstanding common stock;

  (3)
  upon the issuance to all or substantially all holders of our common stock of rights or warrants entitling them for a period of not more than 60 days to subscribe for or purchase our common stock, or securities convertible into our common stock, at a price per share or a conversion price per share less than the current market price per share on the record date for the issuance, provided that the conversion price will be readjusted to the extent that the rights or warrants are not exercised prior to the expiration;

  (4)
  upon the distribution to all or substantially all holders of our common stock of shares of our capital stock, evidences of indebtedness or other non-cash assets, or rights or warrants, excluding:

  •
  dividends, distributions and rights or warrants referred to in clause (1) or (3) above;

  •
  dividends or distributions exclusively in cash referred to in clause (5) below; and

  •
  distribution of rights to all holders of common stock pursuant to an adoption of a shareholder rights plan;

  (5)
  upon the occurrence of any dividends or distributions consisting exclusively of cash to all or substantially all holders of our common stock, in which case the conversion price shall be reduced so that it equals the price determined by dividing the conversion price in effect on the record date with respect to the cash distribution or dividend by a fraction,

  (a)
  the numerator of which will be the closing sale price of a share of our common stock as of the day before the "ex" date (as defined below) with respect to the dividend or distribution, and

  (b)
  the denominator of which will be the closing sale price of a share of our common stock as of the day before the "ex" date with respect to the dividend or distribution less the amount per share of the cash dividend or distribution; and

  (6)
  upon the purchase of our common stock pursuant to a tender offer made by us or any of our subsidiaries at a price per share in excess of the current market price for one share of our common stock on the last date tenders may be made pursuant to the tender offer, which we refer to as the "expiration date", in which case, immediately prior to the opening of business on the day after the expiration date, the conversion price shall be reduced so that it equals the price determined by multiplying the conversion price in effect immediately prior to the close of business on the expiration date by a fraction,

  (a)
  the numerator of which will be the product of the number of shares of our common stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) on the expiration date multiplied by the current market price per share of our common stock on the trading day next succeeding the expiration date; and

  (b)
  the denominator of which will be the sum of (x) the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the expiration date, which we refer to as the "purchased shares," and (y) the product of the number of shares of our common stock outstanding (less any purchased shares and excluding any shares held in the treasury of the Company) at the expiration time and the current market price per share of our common stock on the trading day next succeeding the expiration date.

        "Current market price" shall mean, with respect to any date of determination, the average of the closing sale prices of our common stock for the three consecutive trading days ending on the date of determination. For purposes hereof, the term "ex" date, when used with respect to any dividend or distribution, means the first date on which the common stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution.

        To the extent that our rights plan is still in effect, upon conversion of the notes into common stock, the holders will receive, in addition to the common stock, the rights described in our rights plan, whether or not the rights have separated from the common stock at the time of conversion, subject to certain limited exceptions. See "Description of Capital Stock." If we implement a new rights plan, we will be required under the indenture to provide that the holders of notes will receive the rights upon conversion of the notes, whether or not these rights were separated from the common stock prior to conversion, subject to specified limited exceptions.

        In the event of:

  •
  any reclassification of our common stock;

  •
  a consolidation, merger or combination involving Cephalon; or

  •
  a sale or conveyance to another person of the property and assets of Cephalon as an entirety or substantially as an entirety,

in which holders of our outstanding common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, holders of notes will generally be entitled to convert their notes, subject to the conditions described above, into cash and, with respect to the portion of the conversion obligation in excess (if any) of the principal amount of notes being converted, the same type of consideration received by common stock holders immediately following one of these types of events.

        We are permitted to reduce the conversion price of the notes by any amount for a period of at least 20 days if our Board of Directors determines that such reduction would be in our best interest. We are required to give at least 15 days' prior notice of any reduction in the conversion price. We may also reduce the conversion price to avoid or diminish income tax to holders of our common stock in connection with a dividend or distribution of stock or similar event.

        You may, in some circumstances, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion price. See "United States Federal Tax Considerations" below for a relevant discussion.

        No adjustment in the conversion price will be required unless it would result in a change in the conversion price of at least one percent. Any adjustment not made will be taken into account in subsequent adjustments. Except as stated above, we will not adjust the conversion price on the notes for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or the right to purchase our common stock or such convertible or exchangeable securities.

  Conversion Procedures

        Holders may convert their notes only in denominations of $1,000 principal amount and integral multiples thereof. Delivery of our common stock and cash upon conversion in accordance with the terms of the notes will be deemed to satisfy our obligation to pay the principal amount of the notes.

        The right of conversion attaching to any note may be exercised (a) if such note is represented by a global security, by book-entry transfer to the conversion agent through the facilities of DTC or (b) if such note is represented by a certificated security, by delivery of such note at the specified office of the conversion agent, accompanied, in either case, by a duly signed and completed notice of conversion and appropriate endorsements and transfer documents if required by the conversion agent. A holder delivering a note for conversion will be required to pay any taxes or duties payable in respect of the issue or delivery of our common stock upon conversion in a name other than that of the holder.

        We will not issue fractional shares of common stock upon conversion of notes.

        If the notes are subject to purchase following a fundamental change, your right to convert the notes so subject to purchase will terminate at the close of business on the second trading day prior to the fundamental change purchase date or such earlier date as the notes are presented for purchase, unless we default in the payment of the purchase price, in which case your conversion right will terminate at the close of business on the date the default is cured and the notes are redeemed or purchased. If you have submitted your notes for purchase upon a fundamental change, you may only convert your notes if you withdraw your repurchase notice prior to the fundamental change purchase date, as described below under "—Purchase of Notes at Your Option Upon a Fundamental Change." If your notes are submitted for purchase following a fundamental change, your right to withdraw your purchase notice and convert the notes that are subject to purchase will terminate at 5:00 p.m., New York City time, on the business day before such purchase date.

Determination of the Make Whole Premium

        If a fundamental change occurs prior to maturity, we will pay a make whole premium upon the conversion of the notes as described above under "—Conversion of Notes—Conversion Upon Specified Corporate Transactions." The make whole premium shall be equal to a percentage of the principal amount of the notes. The make whole premium will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to holders of notes upon conversion. The make whole premium will be determined by reference to the table below and is based on the date on which the fundamental change becomes effective, referred to as the "effective date," and the price, referred to as the "stock price," paid, or deemed to be paid, per share of our common stock in the transaction constituting the fundamental change, subject to adjustment as described below. If holders of our common stock receive only cash in the fundamental change, the stock price shall be the cash amount paid per share. In all other cases, the stock price shall be the average closing sale price of our common stock for the 20 trading days immediately prior to but not including the effective date.

        We will pay the make whole premium solely in shares of our common stock or in the same form of consideration into which all or substantially all of the shares of our common stock have been converted or exchanged in connection with the fundamental change; provided that, in each case, we will pay cash in lieu of fractional shares. The make whole premium will be payable on the fundamental change purchase date after the fundamental change for notes converted in connection with a fundamental change. If holders of our common stock receive or have the right to receive more than one form of consideration in connection with such fundamental change, then, for purposes of the foregoing, the forms of consideration in which the make whole premium will be paid will be in proportion to the different forms of consideration paid to our common stockholders in connection with the fundamental change.

        The value of our shares or other consideration for purposes of determining the number of shares or other consideration to be issued in respect of the make whole premium will be calculated as follows:

  •
  In the case of a fundamental change in which all or substantially all of the shares of our common stock have been, as of the effective date, converted into or exchanged for the right to receive securities or other assets or property, the consideration shall be valued as follows:

  (a)
  securities that are traded on a U.S. national securities exchange or approved for quotation on Nasdaq or any similar system of automated dissemination of quotations of securities prices will be valued at 98% of the average sale price for the 20 trading days immediately prior to but excluding the fundamental change purchase date,

  (b)
  other securities, assets or property, other than cash, that holders will have the right to receive will be valued based on 98% of the average of the fair market value of the securities, assets or property, other than cash, as determined by two independent nationally recognized investment banks selected by the trustee, and

  (c)
  100% of any cash.

  •
  In all other cases, the value of our shares will equal 98% of the average of the closing sale price of our common stock for the 20 trading days immediately prior to but excluding the fundamental change purchase date.

        Notwithstanding the foregoing, in no event shall the value of our common stock be less than 50% of the stock price used to determine the amount of the make whole premium. In addition, in no event will we pay a make whole premium of more than         shares of our common stock or, if the make whole premium is not paid in our common stock, a proportionate number of units of the per share consideration paid to our common shareholders in connection with the applicable fundamental change, both subject to adjustment in the same manner as the conversion price.

        The stock prices set forth in the first column of each table will be adjusted as of any date on which the conversation ratio of the notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to the adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted.

        The following tables set forth make whole premiums (tables in percentages).

Make Whole Premium Applicable to Notes Upon Fundamental Change (% of Principal Amount)

	Stock Price
Effective Date
	$42.96	$43	$44	$45	$50	$55	$60	$70	$80	$100	$120	$140	$160	$180	$200
June 1, 2005	9.09	9.09	9.09	9.09	9.09	8.56	7.68	6.25	5.11	3.37	2.11	1.17	0.52	0.07	0.00
June 1, 2006	9.09	9.09	9.09	9.09	9.09	8.47	7.55	6.09	4.96	3.26	2.03	1.12	0.48	0.06	0.00
June 1, 2007	9.09	9.09	9.09	9.09	9.09	8.32	7.37	5.87	4.75	3.10	1.93	1.07	0.47	0.07	0.00
June 1, 2008	9.09	9.09	9.09	9.09	9.09	8.11	7.10	5.58	4.48	2.90	1.79	0.98	0.41	0.04	0.00
June 1, 2009	9.09	9.09	9.09	9.09	9.09	7.81	6.75	5.21	4.13	2.66	1.64	0.90	0.37	0.03	0.00
June 1, 2010	9.09	9.09	9.09	9.09	8.83	7.38	6.27	4.72	3.69	2.36	1.45	0.79	0.32	0.02	0.00
June 1, 2011	9.09	9.09	9.09	9.09	8.38	6.79	5.62	4.09	3.15	2.00	1.23	0.66	0.25	0.00	0.00
June 1, 2012	9.09	9.09	9.09	9.09	7.70	5.95	4.74	3.28	2.48	1.59	0.99	0.52	0.18	0.00	0.00
June 1, 2013	9.09	9.09	9.09	9.09	6.64	4.72	3.51	2.25	1.69	1.12	0.72	0.37	0.11	0.00	0.00
June 1, 2014	9.09	9.09	9.09	8.36	4.80	2.81	1.79	1.05	0.83	0.61	0.40	0.20	0.04	0.00	0.00
June 1, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

        The exact stock price and effective dates may not be set forth on the tables, in which case:

  •
  If the stock price is between two stock prices on a table or the effective date is between two effective dates on a table, the make whole premium will be determined by straight-line interpolation between make whole premium amounts set forth for the higher and lower stock prices and the two effective dates, as applicable, based on a 365 day year.

  •
  If the stock price is in excess of $             per share (subject to adjustment in the same manner as the stock price), no make whole premium will be paid.

  •
  If the stock price is less than or equal to $             per share (subject to adjustment in the same manner as the stock price), no make whole premium will be paid.

        Our obligation to pay the make whole premium could be considered a penalty, in which case the enforceability thereof would be subject to general equitable principles of reasonableness of economic remedies.

Subordination of the Notes

        The payment of the principal of, and premium, if any, on the cash portion of the conversion obligation and any interest amount on, the notes is subordinated to the prior payment in full, in cash or other payment satisfactory to the holders of senior indebtedness, of all existing and future senior indebtedness. The notes will rank pari passu in right of payment to all of our other senior subordinated indebtedness and senior in right of payment to all of our subordinated indebtedness.

        If we dissolve, wind-up, liquidate or reorganize, or if we are the subject of any bankruptcy, insolvency, receivership or similar proceedings, we will pay the holders of senior indebtedness in full in cash or other payment satisfactory to the holders of senior indebtedness before we pay the holders of the notes. If the notes are accelerated because of an event of default under the indenture, we must pay the holders of senior indebtedness in full all amounts due and owing thereunder before we pay the note holders. The indenture will require that we must promptly notify holders of senior indebtedness if payment of the notes is accelerated because of an event of default under the indenture.

        We may not make any payment on the notes or purchase or otherwise acquire the notes if:

  •
  a default in the payment of any senior indebtedness occurs and is continuing beyond any applicable period of grace, or

  •
  any other default of designated senior indebtedness occurs and is continuing that permits holders of the designated senior indebtedness to accelerate its maturity and the trustee receives a payment blockage notice from the Company or other person permitted to give such notice under the indenture.

        We are required to resume payments on the notes:

  •
  in case of a payment default of senior indebtedness, upon the date on which such default is cured or waived or ceases to exist, and

  •
  in case of a nonpayment default of designated senior indebtedness, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist or 179 days after the date on which the payment blockage notice is received.

        No new period of payment blockage may be commenced for a default unless:

  •
  365 days have elapsed since our receipt of the prior payment blockage notice, and

  •
  all scheduled payments on the notes that have come due have been paid in full in cash.

        No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for a subsequent payment blockage notice.

        As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors. These subordination provisions will not prevent the occurrence of any event of default under the indenture.

        If either the trustee or any holder of notes receives any payment or distribution of our assets in contravention of these subordination provisions before all senior indebtedness is paid in full, then such payment or distribution will be held by the recipient in trust for the benefit of holders of senior indebtedness to the extent necessary to make payment in full of all senior indebtedness remaining unpaid.

        A portion of our operations are or in the future may be conducted through subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, would depend upon the earnings of our subsidiaries. In addition, we would be dependent on the distribution of earnings, loans or other payments by our subsidiaries to us.

        Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries will also be contingent upon our subsidiaries' earnings and could be subject to contractual or statutory restrictions.

        Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

        As of March 31, 2005, we had approximately $19.3 million of senior indebtedness outstanding and $1,269.0 million of subordinated indebtedness outstanding.

        Neither we nor our subsidiaries are limited from incurring senior indebtedness or additional debt under the indenture. If we incur additional debt, our ability to pay our obligations on the notes could be affected. We expect from time to time to incur additional indebtedness and other liabilities.

        We are obligated to pay reasonable compensation to the trustee. We will indemnify the trustee against any losses, liabilities or expenses incurred by it in connection with its duties. The trustee's claims for such payments will be senior to the claims of the note holders.

        "designated senior indebtedness" means any senior indebtedness in which the instrument creating or evidencing the indebtedness, or any related agreements or documents to which we are a party, expressly provides that such indebtedness is "designated senior indebtedness" for purposes of the indenture (provided that the instrument, agreement or other document may place limitations and conditions on the right of the senior indebtedness to exercise the rights of designated senior indebtedness).

        "indebtedness" means:

  (1)
  all of our indebtedness, obligations and other liabilities, contingent or otherwise, (A) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (B) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of Cephalon or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

  (2)
  all of our reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers' acceptances;

  (3)
  all of our obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;

  (4)
  all of our obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including our obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an greed upon residual value of the leased property to the lessor;

  (5)
  all of our obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

  (6)
  all of our direct or indirect guaranties or similar agreements by us in respect of, and all of our obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kinds described in clauses (1) through (5); and

  (7)
  any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (1) through (6).

        "senior indebtedness" means the principal of, and premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, indebtedness of Cephalon, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by Cephalon, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. Senior indebtedness does not include:

  (1)
  indebtedness that expressly provides that such indebtedness shall not be senior in right of payment to the notes or expressly provides that such indebtedness is on the same basis or junior to the notes;

  (2)
  any indebtedness to any of our majority-owned subsidiaries, other than indebtedness to our subsidiaries arising by reason of guarantees by us of indebtedness of such subsidiary to a person that is not our subsidiary; and

  (3)
  indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business.

        "senior subordinated indebtedness" means, with respect to us, the notes and any other indebtedness of ours that specifically provides that such indebtedness is to have the same rank as the notes in right of payment and is not subordinated by its terms in right of payment to any indebtedness of other obligations of ours that is not senior indebtedness.

        "subordinated indebtedness" means, with respect to us, any indebtedness of ours that specifically provides that such indebtedness is subordinated to the notes.

Purchase of Notes at Your Option Upon a Fundamental Change

        If a fundamental change occurs, you will have the option to require us to purchase for cash all or any part of your notes on the day that is 30 business days after the occurrence of such fundamental change, referred to as the "fundamental change purchase date," at a purchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, payable in cash. Notes submitted for purchase must be in integral multiples of $1,000 principal amount.

        We will mail to the trustee and to each holder a written notice of the fundamental change within 10 business days after the occurrence of such fundamental change. This notice shall state certain specified information, including:

  •
  information about, and the terms and conditions of, the fundamental change;

  •
  information about the holders' right to convert the notes;

  •
  information about the holders' right to require us to purchase the notes;

  •
  the fundamental change purchase date;

  •
  the procedures required for exercise of the purchase option upon the fundamental change; and

  •
  the name and address of the paying and conversion agents.

        You must deliver written notice of your exercise of this purchase right to the paying agent at any time prior to the close of business on the second trading day prior to the fundamental change purchase date. The written notice must specify the notes for which the purchase right is being exercised. If you wish to withdraw this election, you must provide a written notice of withdrawal to the paying agent at any time prior to the close of business on the second trading day prior to the fundamental change purchase date.

        "Fundamental change" means the occurrence of a change in control or a termination of trading.

        A "change in control" will be deemed to have occurred if any of the following occurs:

  •
  any "person" or "group" is or becomes the "beneficial owner," directly or indirectly, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock or has the power, directly or indirectly, to elect a majority of the members of our board of directors;

  •
  we consolidate with, or merge with or into, another person or we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, or any person consolidates with, or merges with or into, us, in any such event other than pursuant to a transaction in which the persons that "beneficially owned," directly or indirectly, the shares of our voting stock immediately prior to such transaction "beneficially own," directly or indirectly, shares of our voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person; or

  •
  the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of Cephalon (whether or not otherwise in compliance with the indenture).

        However, a change in control will not be deemed to have occurred if, in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation constituting the change in control consists of common stock traded on a U.S. national securities exchange or quoted on Nasdaq (or which will be so traded or quoted when issued or exchanged in connection with such change in control) and as a result of such transaction or transactions the daily net share settlement value, if any, of any notes surrendered for conversion would be in the form of this common stock.

        For purposes of this change in control definition:

  •
  "person" or "group" have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(l) under the Exchange Act, or any successor provision;

  •
  a "beneficial owner" will be determined in accordance with Rule 13d -3 under the Exchange Act, as in effect on the date of the indenture, except that the number of shares of our voting stock will be deemed to include, in addition to all outstanding shares of our voting stock and unissued shares deemed to be held by the "person" or "group" or other person with respect to which the change in control determination is being made, all unissued shares deemed to be held by all other persons;

  •
  "beneficially own" and "beneficially owned" have meanings correlative to that of beneficial owner;

  •
  "unissued shares" means shares of voting stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a change in control; and

  •
  "voting stock" means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees.

        The term "all or substantially all" as used in the definition of change in control will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There may be a degree of uncertainty in interpreting this phrase. As a result, we cannot assure you how a court would interpret this phrase under applicable law if you elect to exercise your rights following the occurrence of a transaction which you believe constitutes a transfer of "all or substantially all" of our assets.

        A "termination of trading" means that our common stock or other securities into which the notes are convertible are neither listed for trading on a U.S. national securities exchange nor approved for listing on Nasdaq or any similar U.S. system of automated dissemination of quotations of securities prices.

        In connection with any purchase of notes in the event of a fundamental change, we will in accordance with the indenture:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

  •
  file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

  •
  otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the notes upon a fundamental change.

        No notes may be repurchased by us at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the repurchase date for such fundamental change.

        This fundamental change purchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change purchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change purchase feature is a standard term contained in other similar convertible debt offerings.

        We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a fundamental change but would increase the amount of debt, including senior indebtedness, outstanding, or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt, including senior indebtedness, under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.

        If a fundamental change were to occur, we may not have sufficient funds to pay the fundamental change purchase price for the notes tendered by holders. In addition, we may in the future incur debt that has similar fundamental change provisions that permit holders of this debt to accelerate or require us to repurchase this debt upon the occurrence of events similar to a fundamental change. Our failure to repurchase the notes upon a fundamental change will result in an event of default under the indenture.

Events of Default

        Each of the following will constitute an event of default under the indenture:

  (1)
  we fail to pay principal or premium, if any, on any note when due;

  (2)
  we fail to pay the cash and shares of common stock (if any) upon conversion of any note or fail to pay the make whole premium for any note when due;

  (3)
  we fail to pay any interest amounts on any note when due if such failure continues for 30 days;

  (4)
  we fail to perform any other covenant required of us in the indenture if such failure continues for 60 days after notice is given in accordance with the indenture;

  (5)
  we fail to pay the purchase price of any note when due;

  (6)
  we fail to provide timely notice of a fundamental change;

  (7)
  any indebtedness for money borrowed by us or one of our significant subsidiaries in an outstanding principal amount in excess of $10 million is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice as provided in the indenture; and

  (8)
  certain events in bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

        If an event of default, other than an event of default described in clause (8) above with respect to us, occurs and is continuing with respect to a series of notes, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series may declare the principal amount of the notes of that series to be due and payable immediately. If an event of default described in clause (8) above occurs with respect to us, the principal amount of the notes will automatically become immediately due and payable.

        After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such acceleration if all events of default with respect to that series, other than the non-payment of accelerated principal, have been cured or waived.

        Subject to the trustee's duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders have offered to the trustee reasonable indemnity. Subject to the indenture, applicable law and the trustee's indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

        No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

  •
  the holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

  •
  the trustee has failed to institute such proceeding within 60 days after such notice, request and offer and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

        However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or any premium or interest amounts on any note on or after the applicable due date or the right to convert the note in accordance with the indenture.

        Generally, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any default or event of default unless:

  •
  we fail to pay principal, premium or any interest amounts on any note when due;

  •
  we fail to convert any note into common stock; or

  •
  we fail to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding note affected.

        We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not Cephalon, to the officers' knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

Modification and Waiver

        We and the trustee may amend or supplement the indenture with respect to the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes. In addition, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the indenture without notice to the other holders of notes. However, no amendment, supplement or waiver may be made without the consent of each holder of outstanding notes if such amendment, supplement or waiver would:

  •
  change the stated maturity of the principal of, or any interest amounts on, the notes;

  •
  reduce the principal amount of or any premium or interest amounts on the notes;

  •
  reduce the amount of principal payable upon acceleration of the maturity of the notes;

  •
  change the currency of payment of principal of, or any premium or interest amounts on, the notes;

  •
  impair the right to institute suit for the enforcement of any payment on, or with respect to, the notes;

  •
  modify the provisions with respect to the purchase rights of the holders as described above under "—Purchase of Notes at Your Option Upon a Fundamental Change" in a manner adverse to holders of notes;

  •
  adversely affect the right of holders to convert notes of that series other than as provided in the indenture;

  •
  reduce the percentage in principal amount of outstanding notes of that series required for modification or amendment of the indenture;

  •
  reduce the percentage in principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or modify provisions with respect to modification and waiver (including waiver of events of default), except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of notes.

        We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of, the note holders to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any note holder.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into any person in a transaction in which we are not the surviving person or convey, transfer or lease our properties and assets substantially as an entirety to any successor person, unless:

  •
  the successor person, if any, is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and assumes our obligations on the notes and under the indenture;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  other conditions specified in the indenture are met.

Satisfaction and Discharge

        We may discharge certain of our obligations under the indenture while notes remain outstanding if (1) all outstanding notes have or will become due and payable at their scheduled maturity within one year or (2) all outstanding notes are scheduled for redemption within one year, and, in either case, we have deposited with the trustee an amount sufficient to pay and discharge all such outstanding notes on the date of their scheduled maturity or the scheduled date of redemption.

Transfer and Exchange

        We have initially appointed the trustee as the security registrar, paying agent and conversion agent, acting through its corporate trust office. We reserve the right to:

  •
  vary or terminate the appointment of the security registrar, paying agent or conversion agent;

  •
  appoint additional paying agents or conversion agents; or

  •
  approve any change in the office through which any security registrar or any paying agent or conversion agent acts.

Purchase and Cancellation

        All notes surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any person other than the trustee, be delivered to the trustee. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

        We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. Any notes purchased by us may, to the extent permitted by law, be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled. Any notes held by us or one of our subsidiaries shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of note holders.

Replacement of Notes

        We will replace mutilated, destroyed, stolen or lost notes at your expense upon delivery to the trustee of the mutilated notes, or evidence of the loss, theft or destruction of the notes satisfactory to us and the trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such note before a replacement note will be issued.

Governing Law

        The indenture and the notes will be governed by, and construed in accordance with, the law of the State of New York.

Concerning the Trustee

        U.S. Bank National Association has agreed to serve as the trustee under the indenture. The trustee will be permitted to deal with us and any of our affiliates with the same rights as if it were not trustee. However, under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate such conflict or resign.

        The holders of a majority in principal amount of all outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee. However, any such direction may not conflict with any law or the indenture, may not be unduly prejudicial to the rights of another holder or the trustee and may not involve the trustee in personal liability.

Book-Entry, Delivery and Form

        We will initially issue the notes in the form of one or more global securities. The global security will be deposited with the trustee as custodian for The Depository Trust Company and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form, referred to as "certificated securities," will be issued only in certain limited circumstances described below.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities of institutions that have accounts with DTC, referred to as "participants," and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies, referred to as the "indirect participants," that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

        We expect that, pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited shall be designated by the Company. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

        Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

        So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        We will make payments of principal of, and premium, if any, and any interest amounts on, the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium, if any, or any interest amounts on, the global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depository for the global security or ceases to be a clearing agency or there is an event of default under the notes, DTC will exchange the global security for certificated securities which it will distribute to its participants.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability, for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 200,000,000 shares of common stock, $0.01 par value, and 5,000,000 shares of preferred stock of which 2,500,000 shares have been designated $3.625 convertible exchangeable preferred stock, $0.01 par value (the "$3.625 preferred stock") and 1,000,000 shares have been designated and reserved for issuance as Series A Junior Participating Preferred Stock, $0.01 par value per share, in connection with our stockholder rights plan. As of March 31, 2005, there were 57,707,006 shares of common stock outstanding, and no shares of the $3.625 convertible exchangeable preferred stock outstanding.

        The following summary of the terms and provisions of our capital stock does not purport to be complete and is qualified in its entirety by reference to our restated certificate of incorporation and bylaws.

Description of Common Stock

        The majority of our authorized capital stock consists of 200,000,000 shares of common stock, $0.01 par value per share. Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulate votes for the election of directors. Holders of shares of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the distribution rights of shares of preferred stock, if any, then outstanding. Shares of common stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock.

        As permitted by the Delaware General Corporation Law, our restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

Description of Preferred Stock

        Our Board of Directors has the authority, from time to time and without further action by our stockholders, to provide for the issuance of shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is StockTrans, Inc.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes the material United States federal income tax considerations of purchasing, owning and disposing of the notes and the common stock into which you may convert the notes. This summary is not a complete analysis of all the potential tax consequences based on your particular circumstances that you may need to consider before investing.

        This summary deals only with beneficial owners of notes or common stock into which notes may be converted who acquire the notes in this offering at the initial offering price and hold the notes or common stock as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This summary assumes that the notes will be issued at 100% of their stated principal amount. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this summary does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as:

  •
  certain financial institutions;

  •
  tax-exempt organizations;

  •
  insurance companies;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to mark to market;

  •
  persons holding notes as part of a "straddle," "hedge" or "conversion" transaction;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  holders liable for alternative minimum tax;

  •
  real estate investment trusts;

  •
  regulated investment companies;

  •
  foreign persons or entities (except to the extent specifically set forth below);

  •
  persons that own, or are deemed to own, more than 5% of our common stock (except to the extent specifically set forth below);

  •
  persons that, on the date of acquisition of the notes, own notes with a fair market value of more than 5% of the aggregate fair market value of our common stock;

  •
  certain former citizens or long-term residents of the United States;

  •
  investors in pass-through entities;

  •
  partnerships or other entities classified as partnerships for United States federal income tax purposes; and

  •
  persons deemed to sell the notes or the common stock under the constructive sale provisions of the Code.

        We have not sought any ruling from the IRS with respect to the statements and conclusions in this summary. We cannot guarantee that the IRS will agree with these statements and conclusions.

        This summary is based on the Code, applicable Treasury regulations promulgated or proposed under the Code, judicial authority and administrative rulings. Any of these may change, possibly on a retroactive basis.

        If a partnership holds notes or our common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes or our common stock should consult their tax advisors.

PROSPECTIVE HOLDERS ARE URGED TO CONSULT THEIR RESPECTIVE TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR OWN PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES AND THE COMMON STOCK ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences to U.S. Holders

        The following is a summary of certain United States federal income tax consequences that will apply to a U.S. Holder of the notes.

        As used herein, the term "U.S. Holder" means a beneficial owner of a note or our common stock that is for United States federal income tax purposes:

  •
  a citizen or resident of the United States for United States federal income tax purposes;

  •
  a corporation, including any entity treated as a corporation for United States federal income tax purposes, organized under the laws of the United States, any State thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income tax without regard to its source; or

  •
  a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

  Interest

        A U.S. Holder generally must include interest paid on the notes as ordinary income at the time it is received or accrued, in accordance with the U.S. Holder's regular method of accounting for United States federal income tax purposes. It is expected (and this discussion assumes) that the issue price of the notes will equal 100% of the stated principal amount of the notes. If, however, the stated principal amount of the notes exceeds the issue price by more than a de minimis amount (as set forth in the applicable Treasury regulations), a U.S. Holder (regardless of its method of tax accounting) will be required to include such excess in income as original issue discount as it accrues in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

        See "—Make Whole Premium," below, for a discussion regarding the treatment of possible additional payments on the notes.

  Make Whole Premium

        Upon the occurrence of a fundamental change we may be required to pay additional shares (or consideration of the same form into which our common stock has been converted in connection with such fundamental change) as a make whole premium. See "Description of Notes—Conversion of Notes—Payment Upon Conversion."

        The following discussion assumes that the notes are not treated as contingent payment debt instruments due to the possibility of the payment of a make whole premium. Consistent with that assumption, we intend to take the position that the make whole premium should be taxable to a U.S. Holder when received or accrued in accordance with such U.S. Holder's method of accounting. This position is based in part on the assumption that the possibility that we will have to pay a make whole premium is a "remote" or "incidental" contingency within the meaning of applicable Treasury regulations. Our determination that such possibility is a remote or incidental contingency is binding on you, unless you explicitly disclose that you are taking a different position to the IRS on your tax return for the year during which you acquire the note. However, the IRS may take a contrary position from that described above, which could affect the timing and character of your income from the notes and our deduction with respect to the make whole premium. For instance, a U.S. Holder may be required to accrue interest income based upon a "comparable yield," regardless of the U.S. Holder's method of accounting. Such yield would generally be higher than the stated coupon on the notes. In addition, any gain on the sale, exchange, retirement or other taxable disposition of the notes (including any gain realized on the conversion of a note) may be recharacterized as ordinary income.

        A U.S. Holder should consult its tax advisor concerning the consequences of the notes being treated as contingent payment debt instruments and the appropriate tax treatment of the make whole premium.

  Sale, Exchange or Redemption of Notes

        You generally will recognize gain or loss on the sale, exchange (other than a conversion) or redemption of notes equal to the difference between (1) the amount of cash proceeds and the fair market value of any property you receive on the sale, exchange or redemption (excluding amounts attributable to accrued interest which would be treated as interest as described above in "—Interest") and (2) your adjusted tax basis in the notes. Your adjusted tax basis generally will equal the cost of the notes to you. Your gain or loss generally will be capital gain or loss. Capital gain or loss will be long-term if you have held the notes for more than one year and will be short-term if you have held the notes for one year or less. Long-term capital gains for noncorporate U.S. Holders, including individuals, are taxable at a maximum rate of 15 percent for years prior to 2009 and short-term capital gains for such taxpayers are taxable at ordinary income rates. If you recognize a capital loss, the deductibility of such capital loss is subject to limitations. A U.S. Holder who sells a note at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS under recently promulgated Treasury regulations.

  Conversion of Notes

        If you convert a note and we deliver a combination of cash and common stock, you should recognize any gain (but not loss) realized, but only to the extent that such gain does not exceed the cash received (other than cash received in lieu of a fractional share of common stock). Any such gain generally will be capital gain and will be taxable as described under "—Sale, Exchange or Redemption of Notes," above. Your tax basis in the common stock will be the same as your adjusted tax basis in the notes at the time of conversion, reduced by the amount of cash received in the exchange (other than cash received in lieu of a fractional share of common stock) and increased by any gain recognized by you on the exchange (other than gain with respect to a fractional share). For tax purposes, your holding period for the common stock will generally include your holding period for the notes you converted.

        You should treat cash you receive instead of a fractional share of common stock as a payment in exchange for the fractional share of common stock. This will result in capital gain or loss (measured by the difference between the cash you receive for the fractional share and your adjusted tax basis in the fractional share), and the rules for determining whether such gain or loss is short-term or long-term are the same as those applicable to sales, exchanges, or redemptions (as described above).

  Adjustments to Conversion Price

        U.S. Holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of stock if the conversion price of such instruments is adjusted. However, adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments generally will not be deemed to result in a constructive distribution of stock. Certain of the possible adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to our stockholders) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you generally will be deemed to have received constructive distributions includible in your income in the manner described below under "—Distributions on our Common Stock" even though you have not received any cash or property as a result of such adjustments. In addition, in certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to you.

  Distributions on our Common Stock

        As indicated above in "Dividend Policy," we do not currently anticipate paying dividends on our common stock in the foreseeable future. In the event we do pay such dividends, you will be taxed on distributions on our common stock (other than certain pro rata distributions of our common stock) as ordinary dividend income (except as noted below) to the extent paid out of our current or accumulated earnings and profits for United States federal income tax purposes. If you are taxed as a corporation, dividends may be eligible for the 70% dividends-received deduction. The Code contains various limitations upon the dividends-received deduction. Corporate shareholders should consult their tax advisors with respect to the possible application of these limitations to your ownership or disposition of stock in your particular circumstances.

        You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the stock is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the stock by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in our common stock. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on the portion of a distribution not paid out of current or accumulated earnings and profits.

        U.S. Holders who are individuals who receive dividends with respect to our common stock before 2009, to the extent paid out of our current or accumulated earnings and profits for United States federal income tax purposes, are eligible to have those dividends taxed as capital gain at a maximum rate of 15 percent, provided certain holding period requirements are satisfied.

  Sale of our Common Stock

        If you sell or otherwise dispose of your common stock, you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the stock. Your adjusted tax basis and holding period in our common stock received upon conversion of a note are determined as discussed above under "—Conversion of Notes." This capital gain will be taxed to U.S. Holders as long-term capital gain if the common stock is held for more than one year. Such long-term capital gain will be generally subject to a reduced rate of United States federal income tax if recognized by noncorporate U.S. Holders, which rate will be a maximum of 15 percent for years prior to 2009. Limitations apply to the deduction of capital losses. A U.S. Holder who sells our common stock at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS under recently promulgated Treasury regulations.

Tax Consequences to Non-U.S. Holders

        The following is a summary of certain United States federal income tax consequences that will apply to a Non-U.S. Holder of notes.

        As used herein, the term "Non-U.S. Holder" means a beneficial owner of a note that is, for United States federal income tax purposes:

  •
  an individual who is classified as a nonresident alien for United States federal income tax purposes;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

        Subject to the discussion below concerning backup withholding, all payments on the notes made to a Non-U.S. Holder (including stated interest and the make whole premium as described above under "Tax Consequences to U.S. Holders—Make Whole Premium") will be exempt from United States federal income and withholding tax, provided that:

  •
  the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership and is not a bank receiving certain types of interest;

  •
  the certification requirement described below has been fulfilled with respect to the Non-U.S. Holder; and

  •
  such payments are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States.

        The certification requirement referred to above will be fulfilled if the beneficial owner of a note certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a U.S. person and provides its name and address.

  Constructive Dividends

        If a Non-U.S. Holder were deemed to have received a constructive dividend (see "—Tax Consequences to U.S. Holders—Adjustments to Conversion Price" above), such Non-U.S. Holder generally would be subject to withholding tax at a 30% rate, subject to reduction by an applicable tax treaty, on the taxable amount of the dividend. In the case of any constructive dividend, it is possible that the United States federal tax on this constructive dividend would be withheld from interest, shares of your common stock or sales proceeds subsequently paid or credited to a Non-U.S. Holder. A Non-U.S. Holder who is subject to withholding tax under such circumstances should consult its own tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.

  Conversion of the Notes

        A Non-U.S. Holder should recognize gain upon conversion of a note to the extent described above in "—Tax Consequences to U.S. Holders—Conversion of Notes." Any such gain will be subject to U.S. federal income tax to the extent, and in the manner, described under "—Sale, Exchange or Redemption of Notes or Common Stock" below. Otherwise, a Non-U.S. Holder generally should not be subject to U.S. federal income tax on the conversion of a note into common stock.

  Distributions on our Common Stock

        As indicated above in "Dividend Policy," we do not currently anticipate paying dividends on our common stock in the foreseeable future. In the event we do pay such dividends, such dividends (to the extent paid out of our current or accumulated earnings and profits for United States federal income tax purposes) will be subject to withholding of United States federal income tax at a 30% rate, unless such rate is reduced by an applicable United States income tax treaty. Dividends that are effectively connected with your conduct of a trade or business in the United States are generally subject to United States federal income tax on a net income basis and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements). Any such effectively connected dividends received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable United States income tax treaty.

        In order to claim the benefit of a United States income tax treaty or to claim exemption from withholding because dividends paid to you are effectively connected with your conduct of a trade or business in the United States, you must provide a properly executed IRS Form W-8BEN for treaty benefits or W-8ECI for effectively connected income (or such successor form as the IRS designates), prior to the payment of dividends. These forms must be periodically updated. You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

  Sale, Exchange or Redemption of the Notes or Common Stock

        If the gain on the sale, exchange or redemption of the notes or common stock is effectively connected with a Non-U.S. Holder's trade or business in the United States, the net gain recognized on the sale generally will be subject to United States federal income tax. If a Non-U.S. Holder is a corporation, it may be required to pay a branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable United States income tax treaty) on any such effectively connected gain. If a Non-U.S. Holder is individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met, such Non-U.S. Holder will be subject to a flat 30% United States federal income tax on the gain recognized on the sale, which may be offset by United States source capital losses, even though such Non-U.S. Holder is not considered a resident of the United States. Non-U.S. Holders should consult any applicable income tax treaties that may provide for different rules. In addition, prospective Non-U.S. Holders who may meet these qualifications should consult their tax advisors regarding the tax consequences of the acquisition, ownership and disposition of the notes or common stock.

        Certain special rules apply in the case of the sale, exchange or redemption of common stock if we are or have been at any time, within the shorter of the five-year period preceding such sale, exchange or redemption and the period the Non-U.S. Holder held the note, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. However, such rules should not apply because we believe that we are not, and do not anticipate becoming in the future, a "United States real property holding corporation." Even if we were, or were to become, a United States real property holding corporation, the tax relating to the common stock of a United States real property holding corporation would not apply to a Non-U.S. Holder if, on the date the common stock was acquired by such Non-U.S. Holder, the fair market value of such common stock was equal to 5% or less of the fair market value of the common stock of the United States real property holding corporation, provided that the common stock is regularly traded on an established securities market.

Information Reporting and Backup Withholding

        In the case of U.S. Holders, information returns will be filed with the IRS in connection with payments on the notes, dividends on the common stock and the proceeds from a sale, exchange or redemption of the notes or the common stock, unless such U.S. Holder is an exempt recipient (such as a domestic corporation). In the case of Non-U.S. Holders, information returns will be filed with the IRS in connection with payments on the notes and on the common stock. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale, exchange, or redemption of the notes or common stock.

        A U.S. Holder may be subject to United States backup withholding tax on these payments if it fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. A Non-U.S. Holder may be subject to United States backup withholding tax on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person. The certification procedures required to claim the exemption from withholding tax on certain payments on the notes, described above, will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

UNDERWRITING

        Under the terms and subject to the conditions set forth in an underwriting agreement, dated the date hereof, the underwriters named below, through their representative Deutsche Bank Securities Inc., have agreed to purchase from us the following respective principal amount of notes listed opposite to their names below.

Name	Principal Amount of Notes
Deutsche Bank Securities Inc.	$

Total		$800,000,000

        After the initial offering of the notes, the offering price and other selling terms of the notes may from time to time be varied by the underwriters.

        The following table shows the per note and total underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option to purchase additional notes.

	Without Over- Allotment Exercise	With Over- Allotment Exercise
Per note	$	$
Total	$	$

        We have been advised by the underwriters that they propose to offer and sell the notes to investors at the public offering price set forth on the cover page hereto. Pursuant to the underwriting agreement, we have granted to the underwriters, an option to purchase within a 30-calendar day period commencing on the date of the first issuance of the notes, solely to cover over-allotments, up to $120 million aggregate principal amount of additional notes on the same terms and conditions as the original $800 million aggregate principal amount of notes that are being purchased.

        The underwriting agreement provides that we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

        We intend to use a portion of the net proceeds of this offering to enter into convertible note hedge and warrant transactions, the exposure for which will be held by Deutsche Bank AG. The convertible note hedge and warrant transactions are expected to reduce the potential dilution to our common stock upon any conversion of the notes. In connection with these hedging arrangements, Deutsche Bank AG or its affiliates may take positions in our common stock in secondary market transactions and/or may enter into various derivative transactions at or possibly after the pricing of the notes. Such hedging arrangements could increase the price of our common stock. Deutsche Bank AG or its affiliates is likely to modify its hedge positions from time to time prior to conversion or maturity of the notes by purchasing and selling shares of our common stock, other securities of ours or other instruments they may wish to use in connection with such hedging. The effect, if any, of any of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes and, as a result, the conversion value you will receive upon the conversion of the notes and, under certain circumstances, your ability to convert the notes.

        The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or automated dealer quotation system.

        We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any debt securities issued or guaranteed by us and having a maturity of more than one year from the date of issue, or any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose our intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Deutsche Bank Securities Inc., for a period of 60 days after the date of this prospectus supplement, except:

  •
  the issuance by us of shares of common stock upon conversion of the notes, upon the exercise of employee stock options outstanding on the date of this prospectus supplement or upon the exercise or conversion of options, warrants or convertible securities, in each case, outstanding on the date of this prospectus supplement;

  •
  the grant by us of additional employee stock options under plans existing and in effect on the date of this prospectus supplement; and

  •
  issuances of shares of common stock pursuant to our stock purchase plans or our profit sharing 401(k) plan existing and in effect on the date of this prospectus supplement.

        Certain of our executive officers have agreed pursuant to lock-up agreements that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of common stock or securities convertible into or exchangeable or exercisable for shares of our common stock, or enter into any transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Deutsche Bank Securities Inc., for a period of 60 days after the date of this prospectus supplement, except (i) dispositions pursuant to any written trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act, and (ii) dispositions by any executive officer of up to 50,000 shares of our common stock, subject to a maximum disposition of an aggregate of 200,000 shares by all executive officers.

        The 60-day restricted period described above is subject to extension such that, in the event that either (1) during the last 17 days of the 60-day restricted period, we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions described above will, subject to limited exceptions, continue to apply until the expiration of the 18-day period beginning on the earnings release or the occurrence of the material news or material event.

        In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of notes in excess of the amount of notes the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the amount of notes over-allotted by the underwriters is not greater than the amount of notes that the they may purchase in the over-allotment option. In a naked short position, the amount of notes involved is greater than the amount of notes in the over-allotment option. The underwriters may close out any short position by either exercising their over-allotment option and/or purchasing notes in the open market.

  •
  Syndicate-covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of notes to close out the short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option. If the underwriters sell more notes than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes and common stock or preventing or retarding a decline in the market price of the notes and common stock. As a result, the price of the notes and common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

        A prospectus in electronic format may be made available on the websites maintained by certain of the underwriters participating in this offering. Internet distributions will be allocated by the underwriters that will make Internet distributions on the same basis as other allocations.

        Certain of the underwriters and their affiliates engage in transactions with, and perform services for, us in the ordinary course of business and have engaged and may in the future engage in commercial banking and/or investment banking transactions with us for which we have paid, and intend to pay, customary fees.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Sidley Austin Brown & Wood LLP, Chicago, Illinois. Certain legal matters relating to the offering will be passed upon for the underwriters by Davis Polk & Wardwell, New York, New York.

EXPERTS

        The consolidated financial statements of Cephalon, Inc. as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2004, incorporated in this prospectus supplement and the accompanying prospectus, by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which we file periodic reports, proxy and information statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy and information statements and other information may be examined without charge at the Securities and Exchange Commission's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Room of the Securities and Exchange Commission upon payment of prescribed fees. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the Public Reference Room.

        We have "incorporated by reference" into this prospectus supplement and the accompanying prospectus certain information that we file with the Securities and Exchange Commission. This means that we can disclose important business, financial and other information in this prospectus supplement and the accompanying prospectus by referring you to the documents containing this information. All information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, unless and until that information is updated and superseded by the information contained in this prospectus supplement and the accompanying prospectus or any information filed with the Securities and Exchange Commission and incorporated later. Any information that we subsequently file with the Securities and Exchange Commission that is incorporated by reference as described below will automatically update and supersede any previous information that is part of this prospectus supplement and the accompanying prospectus.

        We incorporate by reference into this prospectus supplement and the accompanying prospectus our documents listed below and any documents we file subsequently with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (which filed documents do not include any portion thereof containing information furnished under either Item 2.02 or 7.01 (or former Item 9 or Item 12), or any related exhibit, of any Current Report on Form 8-K):

Cephalon, Inc. SEC Filings (File No. 0-19119)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2004
Quarterly Report on Form 10-Q	Quarterly period ended March 31, 2005
Current Reports on Form 8-K and Form 8-K/A
Filed on May 23, 2005, May, 13, 2005, May 9, 2005, May 3, 2005, April 26, 2005, February 17, 2005, February 15, 2005, February 11, 2005, February 8, 2005, February 3, 2005, January 31, 2005 and January 6, 2005
The description of our common stock that is contained in our Form 8-A Registration Statement, including any amendment or reports filed for the purpose of updating such description	Filed on March 15, 1991
The description of our stockholder rights plan that is contained in our Form 8-A Registration Statement, including any amendments or reports filed for the purpose of updating such description	Filed on January 20, 1999; amended August 2, 2000 and October 27, 2003

        We will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus supplement and the accompanying prospectus incorporates). Requests should be directed to:

Cephalon, Inc. 41 Moores Road Frazer, PA 19355
Attention:	John E. Osborn, Senior Vice President, General Counsel and Secretary
Telephone:	(610) 344-0200

PROSPECTUS

$1,000,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

        This prospectus relates to common stock, preferred stock, debt securities, and warrants for debt or equity securities that we may sell from time to time in one or more transactions. The aggregate public offering price of the securities we may sell in these transactions will not exceed $1,000,000,000. We will provide the specific terms and conditions of these transactions and the securities we may sell in supplements to this prospectus prepared in connection with each transaction. You should read this prospectus and each applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Our common stock is quoted on the Nasdaq National Market under the symbol "CEPH." We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system, or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

        Investing in these securities involves risks. You should carefully review the information contained in this prospectus under the heading "Risk Factors" beginning on page 3.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 23, 2004.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, from time to time, sell common stock, preferred stock, debt securities and warrants for debt and equity securities in one or more transactions. The aggregate public offering price of the securities we sell in these transactions will not exceed $1,000,000,000. This prospectus provides you with a general description of the securities we may sell in these transactions. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that transaction. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information" before you decide whether to invest in the securities.

        The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered by this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC Website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        You should rely only upon the information contained in, or incorporated by reference into, this document. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

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FORWARD-LOOKING STATEMENTS

        Our disclosure and analysis in this prospectus and in the documents that are or will be incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as "anticipate," "will," "estimate," "expect," "project," "intend," "should," "plan," "believe," "hope," and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, regulatory or competitive environments, our intellectual property and product development. In particular, these include, among others, statements about:

  •
  our dependence on sales of PROVIGIL®, ACTIQ® and GABITRIL® in the United States and the market prospects and future marketing efforts for these products, including any potential expansion of the authorized uses of our existing products;

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  our anticipated scientific progress in our research programs and our development of potential pharmaceutical products including our ongoing or planned clinical trials, the timing and costs of such trials and the likelihood or timing of revenues from these products, if any;

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  the timing and likelihood of regulatory approvals in the pharmaceutical industry;

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  our ability to adequately protect our technology and enforce our intellectual property rights and the future expiration of patent and/or regulatory exclusivity on our products;

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  our future cash flow, our ability to service or repay our existing debt and our ability to raise additional funds, if needed, in light of our current and projected level of operations;

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  our ability to close our proposed acquisition of CIMA LABS, INC., which is described elsewhere in this prospectus, and the timing thereof; and

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  other statements regarding matters that are not historical facts or statements of current condition.

        Any or all of our forward-looking statements in this prospectus and in the documents we have referred you to may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Therefore, you should not place undue reliance on any such forward-looking statements. The factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among others:

  •
  the acceptance of our products by physicians and patients in our current markets and new markets;

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  our ability to obtain regulatory approvals of expanded indications for certain of our products;

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  scientific or regulatory setbacks with respect to research programs, clinical trials, manufacturing activities and/or our existing products;

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  unanticipated cash requirements to support current operations, expand our business or incur capital expenditures;

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  the inability to adequately protect our key intellectual property rights, including as a result of an adverse adjudication with respect to the PROVIGIL litigation;

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  the loss of key management or scientific personnel;

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  the activities of our competitors in the industry, including the filing of abbreviated new drug applications, or ANDAs, with a Paragraph IV certification for any product containing modafinil;

ii

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  market conditions in the biotechnology industry that make raising capital or consummating acquisitions difficult, expensive or both;

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  our ability to obtain the necessary regulatory and shareholder approvals to complete the CIMA LABS transaction; and

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  enactment of new government regulations, court decisions, regulatory interpretations or other initiatives that are adverse to us or our interests.

        We do not intend to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Risks that we anticipate are discussed in more detail in the section entitled "Risk Factors" and in certain of the documents that are or will be incorporated by reference into this prospectus. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.

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SUMMARY

        The following summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. You should read the entire prospectus, including the "Risk Factors" section and the information contained in the documents that are or will be incorporated by reference into this prospectus, before making an investment decision.

The Company

        Cephalon is an international biopharmaceutical company dedicated to the discovery, development and marketing of products to treat sleep disorders, neurological and psychiatric disorders, cancer and pain. In addition to conducting an active research and development program, we market three products in the United States and a number of products in various countries throughout Europe.

        Our corporate headquarters are in Frazer, Pennsylvania and our research and development headquarters are in West Chester, Pennsylvania. We also have offices in Salt Lake City, Utah, France, the United Kingdom, Germany and Switzerland. We operate manufacturing facilities in France for the production of modafinil, which is the active drug substance in PROVIGIL® (modafinil) tablets [C-IV]. We also operate manufacturing facilities in Salt Lake City, Utah for the production of ACTIQ® (oral transmucosal fentanyl citrate) [C-II] for distribution and sale in the United States and European Union.

        Our three biggest products in terms of product sales, PROVIGIL, ACTIQ and GABITRIL® (tiagabine hydrochloride), generated approximately 86% of our total worldwide net product sales for the nine months ended September 30, 2003. The majority of PROVIGIL, ACTIQ and GABITRIL sales are in the U.S. market. Outside the United States, our commercial activities are concentrated primarily in France, the United Kingdom and Germany. The following table summarizes the major markets for our three most significant products:

PRODUCT	BRAND NAME	COUNTRY	INDICATION

Modafinil	PROVIGIL®	United States	Excessive daytime sleepiness (EDS) associated with narcolepsy and excessive sleepiness (ES) associated with shift work sleep disorder and obstructive sleep apnea/hypopnea syndrome (OSA/HS)
		Republic of Ireland; Italy	EDS associated with narcolepsy
		United Kingdom	EDS associated with narcolepsy and with OSA/HS
	MODIODAL®	France	Narcolepsy with or without cataplexy; idiopathic hypersomnia
	VIGIL®	Germany	Narcolepsy with or without cataplexy
	MODASOMIL®	Austria; Switzerland	Narcolepsy with or without cataplexy

Oral transmucosal fentanyl citrate	ACTIQ®	United States; Germany; Ireland; France; United Kingdom	Management of breakthrough cancer pain in patients with malignancies who are opioid tolerant

Tiagabine hydrochloride	GABITRIL®	United States; France; United Kingdom; Republic of Ireland; Germany; Austria; Switzerland	Partial seizures associated with epilepsy

        In addition to clinical programs focused on our marketed products, we have significant research programs that seek to discover and develop treatments for neurological and oncological disorders. Our technology principally focuses on an understanding of kinases and the role they play in cellular survival and proliferation. We have coupled this knowledge with a library of active, selective, small molecule inhibitors of kinases that allows us to intervene in these processes. This technology base has resulted in three molecules that are currently in clinical development. With respect to neurology, we have a program with a molecule, CEP-1347, that has entered into a Phase 2/3 clinical trial for the treatment of patients with early stage Parkinson's disease. In the cancer area, we have a program with a lead molecule, CEP-701, and have completed Phase 2 studies with this molecule to study its effect in patients refractory to other therapies and suffering from prostate cancer, pancreatic cancer and acute myeloid leukemia (AML). In early studies in prostate cancer and AML we observed positive signals from the use of CEP-701, although the treatment effect seen was not sufficient to justify continued studies as monotherapy in refractory patients. We are initiating additional studies with earlier stage patients and in combination with other therapies. Additionally, we are conducting a Phase 1 clinical study with another molecule, CEP-7055, for the treatment of solid tumors. As part of our corporate strategy, we often seek to share the risk of our research and development activities with corporate partners and, to that end, we have entered into agreements to share the costs of developing and/or commercializing certain of these molecules.

        We are a Delaware corporation with our principal executive offices located at 41 Moores Road, Frazer, PA 19355. Our telephone number is (610) 344-0200 and our web site address is www.cephalon.com. We make available free of charge through the Investor Relations section of our web site our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission. We include our web site address in this document only as an inactive textual reference and do not intend it to be an active link to our web site.

        Cephalon, the tagline and the "C" logo, as well as ACTIQ, GABITRIL, PROVIGIL, MODIODAL, VIGIL and MODASOMIL are trademarks of Cephalon, Inc. or its subsidiaries, registered or otherwise, in the U.S. and certain other countries. "®" indicates U.S. trademark registration. Other third party logos and product/trade names are registered trademarks or trade names of their respective owners.

RISK FACTORS

        An investment in the securities offered by this prospectus involves a high degree of risk. You should consider carefully the following risk factors in addition to the remainder of this prospectus, including the information contained in the documents that are or will be incorporated by reference into this prospectus, before making an investment decision.

A significant portion of our revenues is derived from U.S. sales of our three largest products, and our future success will depend on the continued acceptance and growth of these products.

        For the nine months ended September 30, 2003, approximately 86% of our total worldwide net product sales were derived from sales of PROVIGIL, ACTIQ and GABITRIL. We cannot be certain that these products will continue to be accepted in their markets. Specifically, the following factors, among others, could affect the level of market acceptance of PROVIGIL, ACTIQ and GABITRIL:

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  the perception of the healthcare community of their safety and efficacy, both in an absolute sense and relative to that of competing products;

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  the effectiveness of our sales and marketing efforts, particularly with respect to our efforts in 2004 directed to General Practitioners for the indications approved for PROVIGIL in January 2004;

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  any unfavorable publicity regarding these products or similar products;

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  the price of the product relative to other competing drugs or treatments;

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  any changes in government and other third-party payer reimbursement policies and practices; and

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  regulatory developments affecting the manufacture, marketing or use of these products.

        Any material adverse developments with respect to the sale or use of PROVIGIL, ACTIQ and GABITRIL could significantly reduce our product revenues and have a material adverse effect on our ability to generate net income and positive net cash flow from operations.

We may be unsuccessful in our efforts to expand the number and scope of authorized uses of PROVIGIL or GABITRIL, which would significantly hamper sales and earnings growth.

        Even with the anticipated broader label for PROVIGIL that we announced in October 2003, the market for the approved indications of two of our three largest products is relatively small. Analysis of prescription data indicates that a significant portion of our product sales is derived from the use of these products outside of their labeled indications. We believe that the growth of PROVIGIL and GABITRIL will be greater if we are able to further expand the approved indications for these products.

        We are developing a proprietary formulation of modafinil for the treatment of ADHD in children and are currently enrolling patients into a Phase 3 program. We also have initiated Phase 2 studies of GABITRIL in Generalized Anxiety Disorder and Post Traumatic Stress Disorder and expect to begin an additional Phase 2 study of GABITRIL in insomnia in 2004. If the results of these Phase 2 GABITRIL studies are positive, we will need to conduct additional studies before we can apply to regulatory authorities to expand the authorized uses of GABITRIL for these indications. We do not know whether these current or future studies will demonstrate safety and efficacy, or if they do, whether we will succeed in receiving regulatory approval to market these products for these or other disorders. If the results of some of these additional studies are negative, this could undermine physician and patient comfort with the product, limit its commercial success, and diminish its acceptance. Even if the results of these studies are positive, the impact on sales of these products may be minimal unless we are able to obtain FDA and foreign medical authority approval to expand the authorized uses of this product. FDA regulations limit our ability to communicate the results of additional clinical studies to patients and physicians without first obtaining regulatory approval for any expanded uses.

We may not be able to maintain adequate protection for our intellectual property or market exclusivity for certain of our products and, therefore, competitors may develop competing products, which could result in a decrease in sales and market share, cause us to reduce prices to compete successfully and limit our commercial success.

        We place considerable importance on obtaining patent protection for new technologies, products and processes. To that end, we file applications for patents covering the compositions or uses of our drug candidates or our proprietary processes. The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal, scientific and factual questions. To date, no consistent policy has emerged regarding breadth of claims in such companies' patents. Accordingly, the patents and patent applications relating to our products, product candidates and technologies may be challenged, invalidated or circumvented by third parties and might not protect us against competitors with similar products or technology. Patent disputes in our industry are frequent and can preclude commercialization of products. If we ultimately engage in and lose any such disputes, we could be subject to competition or significant liabilities, we could be required to enter into third party licenses or we could be required to cease using the technology or product in dispute. In addition, even if such licenses are available, the terms of any license requested by a third party could be unacceptable to us.

        The U.S. composition of matter patent for modafinil expired in 2001. We own U.S. and foreign patent rights that expire between 2014 and 2015 covering pharmaceutical compositions of modafinil and, more specifically, covering certain particle sizes contained in this pharmaceutical composition. Ultimately, these patents might be found invalid as the result of a challenge by a third party, or a potential competitor could develop a competing product or product formulation that avoids infringement of these patents. To date, the FDA has accepted four abbreviated new drug applications, or ANDAs, for pharmaceutical products containing modafinil. Each of these ANDAs contained a Paragraph IV certification in which the ANDA applicant certified that the U.S. particle-size modafinil patent covering PROVIGIL either is invalid or will not be infringed by the ANDA product. On March 28, 2003, we filed a patent infringement lawsuit in U.S. District Court in New Jersey against Teva Pharmaceuticals USA, Inc., Mylan Pharmaceuticals Inc., Ranbaxy Pharmaceuticals Inc., and Barr Laboratories, Inc. based upon the ANDAs filed by each of these companies with the FDA. The lawsuit claims infringement of our U.S. Patent No. RE37516. While we intend to vigorously defend the validity of this patent and prevent infringement, these efforts will be both expensive and time consuming and, ultimately, may not be successful. This litigation is currently in the discovery phase, and we expect that the trial will begin sometime in 2005. In January 2004, Barr received tentative FDA approval for its generic version of PROVIGIL. As such, Barr could begin selling a modafinil-based product upon the expiration of our FDA orphan drug exclusivity, currently in December 2005, which would significantly and negatively impact revenues from PROVIGIL. We do not know whether the ANDAs filed by Teva, Mylan and Ranbaxy have or will be tentatively approved by the FDA.

        If we perform an additional clinical study of PROVIGIL in pediatric patients that is agreeable to the FDA, the FDA could grant us a six-month extension of our orphan drug exclusivity (to June 2006) and of the particle size patent term. However, we cannot be sure that we will be able to reach an agreement with the FDA with respect to an appropriate pediatric study.

        With respect to ACTIQ, we hold an exclusive license to a U.S. patent covering the currently approved compressed powder pharmaceutical composition and methods for administering fentanyl via this composition that is set to expire in September 2006, though the FDA could grant us a six-month extension of these patents when we perform a clinical study in pediatric patients. However, we cannot be sure that we will be able to reach an agreement with the FDA with respect to an appropriate pediatric study. Corresponding patents in foreign countries are set to expire between 2009 and 2010. Our patent protection with respect to the ACTIQ formulation we sold prior to June 2003 will expire in May 2005. The loss of patent protection on ACTIQ, beginning in May 2005 in the United States in the absence of a six-month pediatric extension, could significantly and negatively impact our revenues from the sale of ACTIQ.

        We also rely on trade secrets, know-how and continuing technological advancements to support our competitive position. Although we have entered into confidentiality and invention rights agreements with our employees, consultants, advisors and collaborators, these parties could fail to honor such agreements or we could be unable to effectively protect our rights to our unpatented trade secrets and know-how. Moreover, others could independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how. In addition, many of our scientific and management personnel have been recruited from other biotechnology and pharmaceutical companies where they were conducting research in areas similar to those that we now pursue. As a result, we could be subject to allegations of trade secret violations and other claims.

Manufacturing, supply and distribution problems may create supply disruptions that could result in a reduction of product sales revenue and an increase in costs of sales, and damage commercial prospects for our products.

        The manufacture, supply and distribution of pharmaceutical products, both inside and outside the United States, is highly regulated and complex. We, and the third parties we rely upon for the manufacturing and distribution of our products, must comply with all applicable regulatory requirements of the FDA and foreign authorities, including current Good Manufacturing Practice regulations. In addition, we must comply with all applicable regulatory requirements of the Drug Enforcement Administration and analogous foreign authorities for certain of our products that contain controlled substances. The facilities used to manufacture, store and distribute our products also are subject to inspection by regulatory authorities at any time to determine compliance with regulations.

        These regulations are complex, and any failure to comply with them could lead to remedial action, civil and criminal penalties and delays in production or distribution of material.

        We predominantely depend upon single sources for the manufacture of both the active drug substances contained in our products and for finished commercial supplies. For example:

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  PROVIGIL: Our manufacturing facility in France is the sole source of the active drug substance modafinil. With respect to finished commercial supplies of PROVIGIL, we currently have one qualified manufacturer, DSM Pharmaceuticals, in Greenville, North Carolina, though we are in the process of qualifying a second manufacturer.

  •
  ACTIQ: Our U.S. facility in Salt Lake City, Utah, is the sole source for the worldwide manufacture of ACTIQ.

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  GABITRIL: Abbott Laboratories manufactures finished commercial supplies of GABITRIL for the U.S. market (through December 2004) and Sanofi-Synthelabo manufactures GABITRIL for non-U.S. markets.

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  Other Products: Certain of our products are manufactured at our facilities in France, with the remaining products manufactured by single source third parties.

        The process of changing or adding a manufacturer or changing a formulation requires prior FDA and/or European medical authority approval and is very time-consuming. If we are unable to manage this process effectively or if an unforeseen event occurs at any facility, we could face supply disruptions that would result in significant costs and delays, undermine goodwill established with physicians and patients, damage commercial prospects for our products and adversely affect operating results. We also rely on third parties to distribute our products, perform customer service activities and accept and process product returns.

        In April 2003, we initiated a voluntary recall of certain batches of ACTIQ that were distributed in Europe based upon our determination that some units in these batches might contain levels of fentanyl that were higher than those established in the product specifications. Following investigation, we identified the underlying cause and we believe we have taken appropriate corrective action. We have discussed the nature of the recall and our corrective action with appropriate regulatory authorities, including the FDA, have filed the necessary documentation to evidence these changes, and are manufacturing, distributing and selling ACTIQ in the United States and Europe. The recall has resulted in a reduction of sales revenue and an increase in cost of sales in the first half of 2003, with an aggregate financial impact in the amount of $2.2 million. We are not aware of any adverse events with respect to any ACTIQ product contained in any of the recalled batches.

As our products are used commercially, unintended side effects, adverse reactions or incidents of misuse may occur that could result in additional regulatory controls and reduced sales of our products.

        During research and development, the use of pharmaceutical products, such as ours, is limited principally to clinical trial patients under controlled conditions and under the care of expert physicians. The widespread commercial use of our products could produce undesirable or unintended side effects that have not been evident in our clinical trials or the relatively limited commercial use to date. In addition, in patients who take multiple medications, drug interactions could occur that can be difficult to predict. Additionally, incidents of product misuse, product diversion or theft may occur. These events, among others, could result in additional regulatory controls that could limit the circumstances under which the product is prescribed or even lead to the withdrawal of the product from the market. More specifically, ACTIQ has been approved under regulations concerning drugs with certain safety profiles, under which the FDA has established special restrictions to ensure safe use. Any violation of these special restrictions could lead to the imposition of further restrictions or withdrawal of the product from the market.

We face significant product liability risks, which may have a negative effect on our financial performance.

        The administration of drugs to humans, whether in clinical trials or commercially, can result in product liability claims whether or not the drugs are actually at fault for causing an injury. Furthermore, our products may cause, or may appear to have caused, adverse side effects (including death) or potentially dangerous drug interactions that we may not learn about or understand fully until the drug has been administered to patients for some time. As our products are used more widely and in patients with varying medical conditions, the likelihood of an adverse drug reaction, unintended side effect or incidence of misuse may increase. Product liability claims can be expensive to defend and may result in large judgments or settlements against us, which could have a negative effect on our financial performance. The costs of product liability insurance have increased dramatically in recent years, and the availability of coverage has decreased. Nevertheless, we maintain product liability insurance in amounts we believe to be commercially reasonable. Any claims could easily exceed our coverage limits. Even if a product liability claim is not successful, the adverse publicity and time and expense of defending such a claim may interfere with our business.

Our activities and products are subject to significant government regulations and approvals, which are often costly and could result in adverse consequences to our business if we fail to comply.

        We currently have a number of products that have been approved for sale in the United States, foreign countries or both. All of our approved products are subject to extensive continuing regulations relating to, among other things, testing, manufacturing, quality control, labeling, and promotion. The failure to comply with any rules and regulations of the FDA or any foreign medical authority, or the post-approval discovery of previously unknown problems relating to our products, could result in, among other things:

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  fines, recalls or seizures of products;

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  total or partial suspension of manufacturing activities and/or product sales;

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  non-approval of product license applications;

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  restrictions on our ability to enter into strategic relationships; and

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  criminal prosecution.

        It is both costly and time-consuming for us to comply with these regulations. Additionally, incidents of adverse drug reactions, unintended side effects or misuse relating to our products could result in additional regulatory controls or restrictions, or even lead to withdrawal of a product from the market.

        With respect to our product candidates and for new therapeutic indications for our existing products, we conduct research, preclinical testing and clinical trials. We cannot market these product candidates or these new indications in the United States or other countries without receiving approval from the FDA or the appropriate foreign medical authority. The approval process is highly uncertain and requires substantial time, effort and financial resources. Ultimately, we may never obtain approval in a timely manner, or at all. Without these required approvals, our ability to substantially grow revenues in the future could be adversely affected.

        In addition, because PROVIGIL and ACTIQ contain active ingredients that are controlled substances, we are subject to regulation by the DEA and analogous foreign organizations relating to the manufacture, shipment, sale and use of the applicable products. These regulations also are imposed on prescribing physicians and other third parties, making the storage, transport and use of such products relatively complicated and expensive. With the increased concern for safety by the FDA and the DEA with respect to products containing controlled substances, it is possible that these regulatory agencies could impose additional restrictions on marketing or even withdraw regulatory approval for such products. In addition, adverse publicity may bring about rejection of the product by the medical community. If the DEA, FDA or a foreign medical authority withdrew the approval of, or placed additional significant restrictions on the marketing of any of our products, our product sales and ability to promote our products could be substantially affected.

Our product sales and related financial results will fluctuate, and these fluctuations may cause our stock price to fall, especially if investors do not anticipate them.

        A number of analysts and investors who follow our stock have developed models to attempt to forecast future product sales and expenses, and have established earnings expectations based upon those models. These models, in turn, are based in part on estimates of projected revenue and earnings that we disclose publicly. Forecasting future revenues is difficult, especially when we only have a few years of commercial history and when the level of market acceptance of our products is uncertain. Forecasting is further complicated by the difficulties in estimating stocking levels at pharmaceutical wholesalers and at retail pharmacies, the timing of purchases by wholesalers and retailers to replenish stock and the frequency and amount of potential product returns. As a result, it is likely that our revenues will fluctuate significantly, which may not meet with market expectations and which also may adversely affect our stock price. There are a number of other factors that could cause our financial results to fluctuate unexpectedly, including:

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  cost of product sales;

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  achievement and timing of research and development milestones;

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  collaboration revenues;

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  cost and timing of clinical trials and regulatory approvals;

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  marketing and other expenses;

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  manufacturing or supply disruptions; and

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  costs associated with the operations of recently-acquired businesses and technologies.

The efforts of government entities and third party payers to contain or reduce the costs of health care may adversely affect our sales and limit the commercial success of our products.

        In certain foreign markets, pricing or profitability of pharmaceutical products is subject to various forms of direct and indirect governmental control, including the control over the amount of reimbursements provided to the patient who is prescribed specific pharmaceutical products. For example, we are aware of governmental efforts in France to limit or eliminate reimbursement for some of our products, which could impact revenues from our French operations.

        In the United States, there have been, and we expect there will continue to be, various proposals to implement similar controls. The commercial success of our products could be limited if federal or state governments adopt any such proposals. In addition, in the United States and elsewhere, sales of pharmaceutical products depend in part on the availability of reimbursement to the consumer from third party payers, such as government and private insurance plans. These third party payers increasingly challenge the prices charged for pharmaceutical products and seek to limit reimbursement levels offered to consumers for such products. These third party payers could focus their cost control efforts on our products, especially with respect to prices of and reimbursement levels for products prescribed outside their labeled indications. In these cases, their efforts could negatively impact our product sales and profitability.

We experience intense competition in our fields of interest, which may adversely affect our business.

        Large and small companies, academic institutions, governmental agencies and other public and private research organizations conduct research, seek patent protection and establish collaborative arrangements for product development in competition with us. Products developed by any of these entities may compete directly with those we develop or sell.

        The conditions that our products treat, and some of the other disorders for which we are conducting additional studies, are currently treated with several drugs, many of which have been available for a number of years or are available in inexpensive generic forms. With respect to PROVIGIL, there are several other products used for the treatment of narcolepsy in the United States, including methylphenidate products such as RITALIN® by Novartis, and in our other territories, many of which have been available for a number of years and are available in inexpensive generic forms. With respect to ACTIQ, we face competition from numerous other opioid products, including three products—Johnson & Johnson's DURAGESIC®, Purdue Pharmaceutical's OXYCOTIN® and MS-CONTIN®—that dominate the market. We are aware of numerous other companies developing other technologies for rapidly delivering opioids to treat breakthrough pain, including transmucosal, transdermal, nasal spray and inhaled delivery systems, among others. For example, in September 2003, Johnson & Johnson filed an NDA with the FDA for E-Trans®, a battery-powered transdermal patch that allows on-demand delivery of fentanyl with rapid absorption. With respect to GABITRIL, there are several products, including NEURONTIN® (gabapentin) by Pfizer, used as adjunctive therapy for the partial seizure market. Some are well-established therapies that have been on the market for several years while others have recently entered the partial seizure marketplace. In addition, several treatments for partial seizures are available in inexpensive generic forms. Thus, we need to demonstrate to physicians, patients and third party payers that the cost of our products is reasonable and appropriate in the light of their safety and efficacy, the price of competing products and the related health care benefits to the patient.

        Many of our competitors have substantially greater capital resources, research and development staffs and facilities than we have, and substantially greater experience in conducting clinical trials, obtaining regulatory approvals and manufacturing and marketing pharmaceutical products. These entities represent significant competition for us. In addition, competitors who are developing products for the treatment of neurological or oncological disorders might succeed in developing technologies and products that are more effective than any that we develop or sell or that would render our technology and products obsolete or noncompetitive. Competition and innovation from these or other sources, including advances in current treatment methods, could potentially affect sales of our products negatively or make our products obsolete. Furthermore, we may be at a competitive marketing disadvantage against companies that have broader product lines and whose sales personnel are able to offer more complementary products than we can. Any failure to maintain our competitive position could adversely affect our business and results of operations.

We plan to consider and, as appropriate, make acquisitions of technologies, products and businesses, which may subject us to a number of risks and/or result in us experiencing significant charges to earnings that may adversely affect our stock price, operating results and financial condition.

        On November 3, 2003, we signed a definitive agreement to acquire by merger all of the outstanding shares of CIMA LABS, INC. for $34 per share in cash. The merger is subject to certain closing conditions, including the approval of the merger agreement by CIMA LABS stockholders and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR"). On January 23, 2004, we received a request for additional information from the Federal Trade Commission pertaining to the pending merger. If the HSR condition is not satisfied, we will be required to pay CIMA LABS a break fee in the amount of $16.25 million. If the transaction does not close for any reason, we will not realize the anticipated benefits of the CIMA LABS transaction.

        As part of our review of CIMA LABS, we conducted business, legal and financial due diligence with the goal of identifying and evaluating material risks involved in the transaction. Despite our efforts, we ultimately may be unsuccessful in ascertaining or evaluating all such risks and, as a result, we might not realize the intended advantages of the acquisition. We also must consolidate and integrate the operations of CIMA LABS with our business. Integration efforts often take a significant amount of time, place a significant strain on our managerial, operational and financial resources and could prove to be more difficult and expensive than we predicted. If we fail to realize the expected benefits from this acquisition, or from acquisitions we may consummate in the future, whether as a result of unidentified risks, integration difficulties, regulatory setbacks or otherwise, our business, results of operations and financial condition could be adversely affected.

        In addition, as a result of our efforts to acquire businesses or to enter into other significant transactions such as CIMA LABS, we have experienced, and will likely continue to experience, significant charges to earnings for merger and related expenses (whether or not our efforts are successful) that may include transaction costs, closure costs, acquired in-process research and development charges or break fees. These costs also may include substantial fees for investment bankers, attorneys, accountants and other advisers, as well as severance and other closure costs associated with the elimination of duplicate operations and facilities. Our incurrence of these charges could adversely affect our results of operations for particular quarterly or annual periods.

The results and timing of our research and development activities, including future clinical trials, are difficult to predict, subject to potential future setbacks and, ultimately, may not result in viable pharmaceutical products, which may adversely affect our business.

        In order to sustain our business, we focus substantial resources on the search for new pharmaceutical products. These activities include engaging in discovery research and process development, conducting preclinical and clinical studies and seeking regulatory approval in the United States and abroad. In all of these areas, we have relatively limited resources and compete against larger, multinational pharmaceutical companies. Moreover, even if we undertake these activities in an effective and efficient manner, regulatory approval for the sale of new pharmaceutical products remains highly uncertain because the majority of compounds discovered do not enter clinical studies and the majority of therapeutic candidates fail to show the human safety and efficacy necessary for regulatory approval and successful commercialization.

        Preclinical testing and clinical trials must demonstrate that a product candidate is safe and efficacious. The results from preclinical testing and early clinical trials may not be predictive of results obtained in subsequent clinical trials, and these clinical trials may not demonstrate the safety and efficacy necessary to obtain regulatory approval for any product candidates. A number of companies in the biotechnology and pharmaceutical industries have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier trials. For ethical reasons, certain clinical trials are conducted with patients having the most advanced stages of disease and who have failed treatment with alternative therapies. During the course of treatment, these patients often die or suffer other adverse medical effects for reasons that may not be related to the pharmaceutical agent being tested. Such events can have a negative impact on the statistical analysis of clinical trial results.

        The completion of clinical trials of our product candidates may be delayed by many factors, including the rate of enrollment of patients. Neither we nor our collaborators can control the rate at which patients present themselves for enrollment, and the rate of patient enrollment may not be consistent with our expectations or sufficient to enable clinical trials of our product candidates to be completed in a timely manner or at all. In addition, we may not be permitted by regulatory authorities to undertake additional clinical trials for one or more of our product candidates. Even if such trials are conducted, our product candidates may not prove to be safe and efficacious or receive regulatory approvals. Any significant delays in, or termination of, clinical trials of our product candidates could impact our ability to generate product sales from these product candidates in the future.

Our research and development and marketing efforts are often dependent on corporate collaborators and other third parties who may not devote sufficient time, resources and attention to our programs, which may limit our efforts to develop and market potential products.

        Because we have limited resources, we have entered into a number of collaboration agreements with other pharmaceutical companies, including H. Lundbeck A/S with respect to our research efforts in Parkinson's Disease, and with a number of marketing partners for our products in certain countries outside the United States. In some cases, our collaboration agreements call for our partners to control:

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  the supply of bulk or formulated drugs for use in clinical trials or for commercial use;

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  the design and execution of clinical studies;

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  the process of obtaining regulatory approval to market the product; and/or

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  marketing and selling of any approved product.

        In each of these areas, our partners may not support fully our research and commercial interests because our program may compete for time, attention and resources with the internal programs of our corporate collaborators. As such, our program may not move forward as effectively, or advance as rapidly, as it might if we had retained complete control of all research, development, regulatory and commercialization decisions. We also rely on some of these collaborators and other third parties for the production of compounds and the manufacture and supply of pharmaceutical products. Additionally, we may find it necessary from time to time to seek new or additional partners to assist us in commercializing our products, though we might not be successful in establishing any such new or additional relationships.

A portion of our revenues and expenses is subject to exchange rate fluctuations in the normal course of business, which could adversely affect our reported results of operations.

        Historically, a portion of our revenues and expenses has been earned and incurred, respectively, in currencies other than the U.S. dollar. For the year ended December 31, 2002, approximately 22% of our revenues was denominated in currencies other than the U.S. dollar. We translate revenues earned and expenses incurred into U.S. dollars at the average exchange rate applicable during the relevant period. A weakening of the U.S. dollar would, therefore, increase both our revenues and expenses. Fluctuations in the rate of exchange between the U.S. dollar and the euro and other currencies may affect period-to-period comparisons of our operating results. Historically, we have not hedged our exposure to these fluctuations in exchange rates.

We are involved, or may become involved in the future, in legal proceedings that, if adversely adjudicated or settled, could materially impact our financial condition.

        As a biopharmaceutical company, we are or may become a party to litigation in the ordinary course of our business, including, among others, matters alleging employment discrimination, product liability, patent or other intellectual property rights infringement, patent invalidity or breach of commercial contract. In general, litigation claims can be expensive and time consuming to bring or defend against and could result in settlements or damages that could significantly impact results of operations and financial condition. We currently are vigorously defending ourselves against certain litigation matters. While we currently do not believe that the settlement or adverse adjudication of these lawsuits would materially impact our results of operations or financial condition, the final resolution of these matters and the impact, if any, on our results of operations, financial condition or cash flows could be material.

Our customer base is highly concentrated.

        Our principal customers are wholesale drug distributors. These customers comprise a significant part of the distribution network for pharmaceutical products in the United States. Three large wholesale distributors control a significant share of the market. For the year ended December 31, 2002, these wholesaler customers, Cardinal Health, Inc., McKesson Corporation and AmerisourceBergen Corporation, in the aggregate, accounted for 72% of our total gross product sales. The loss or bankruptcy of any of these customers could materially and adversely affect our results of operations and financial condition.

Our dependence on key executives and scientists could impact the development and management of our business.

        We are highly dependent upon our ability to attract and retain qualified scientific, technical and managerial personnel. There is intense competition for qualified personnel in the pharmaceutical and biotechnology industries, and we cannot be sure that we will be able to continue to attract and retain the qualified personnel necessary for the development and management of our business. Although we do not believe the loss of one individual would materially harm our business, our research and development programs and our business might be harmed by the loss of the services of multiple existing personnel, as well as the failure to recruit additional key scientific, technical and managerial personnel in a timely manner. Much of the know-how we have developed resides in our scientific and technical personnel and is not readily transferable to other personnel. While we have employment agreements with our key executives, we do not ordinarily enter into employment agreements with our other key scientific, technical and managerial employees. We do not maintain "key man" life insurance on any of our employees.

We may be required to incur significant costs to comply with environmental laws and regulations, and our related compliance may limit any future profitability.

        Our research and development activities involve the controlled use of hazardous, infectious and radioactive materials that could be hazardous to human health and safety or the environment. We store these materials, and various wastes resulting from their use, at our facilities pending ultimate use and disposal. We are subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials and wastes, and we may be required to incur significant costs to comply with related existing and future environmental laws and regulations.

        While we believe that our safety procedures for handling and disposing of these materials comply with foreign, federal, state and local laws and regulations, we cannot completely eliminate the risk of accidental injury or contamination from these materials. In the event of an accident, we could be held liable for any resulting damages, which could include fines and remedial costs. These damages could require payment by us of significant amounts over a number of years, which would be reflected in our results of operations and financial condition.

Anti-takeover provisions may delay or prevent changes in control of our management or deter a third party from acquiring us, limiting our stockholders' ability to profit from such a transaction.

        Our board of directors has the authority to issue up to 5,000,000 shares of preferred stock, $0.01 par value, of which 1,000,000 have been reserved for issuance in connection with our stockholder rights plan, and to determine the price, rights, preferences and privileges of those shares without any further vote or action by our stockholders. Our stockholder rights plan could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

        We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. The application of Section 203 could have the effect of delaying or preventing a change of control of Cephalon. Section 203, the rights plan, and certain provisions of our certificate of incorporation, our bylaws and Delaware corporate law, may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from any sale of the securities that we may sell by this prospectus and any accompanying prospectus supplement for working capital and other corporate purposes, which may include the acquisition of businesses, products, product rights or technologies. In addition, we may use any proceeds to pay existing contractual obligations and to repay indebtedness. Investors will be relying on the judgment of our management regarding the application of the proceeds from any sale of the securities.

RATIO OF EARNINGS TO FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

        Our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the year ended December 31, 2002 and for the nine months ended September 30, 2003 was 2.57x and 3.43x, respectively.

        Our deficiency of (i) earnings available to cover fixed charges and (ii) earnings available to cover combined fixed charges and preferred stock dividends for the years ended December 31, 1998, 1999, 2000 and 2001 was, in each case, $71.1 million, $82.8 million, $102.8 million and $61.1 million, respectively. Since earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends for the years ended December 31, 1998, 1999, 2000 and 2001, we are unable to provide ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for each respective period.

DESCRIPTION OF THE CAPITAL STOCK
WE MAY OFFER

General

        Our authorized capital stock consists of 200,000,000 shares of common stock, $.01 par value, and 5,000,000 shares of preferred stock of which 2,500,000 shares have been designated $3.625 convertible exchangeable preferred stock, $.01 par value (the "preferred stock") and 1,000,000 shares have been designated and reserved for issuance as Series A Junior Participating Preferred Stock, $.01 par value per share, in connection with our stockholder rights plan. As of February 4, 2004, there were 55,844,767 shares of common stock outstanding, and no shares of the preferred stock outstanding.

        The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our restated certificate of incorporation, as amended, and our amended and restated bylaws that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, any certificate of designation that we may file with the SEC for a series of preferred stock we may designate, if any.

        We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Description of Common Stock

        Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulate votes for the election of directors. Holders of shares of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the distribution rights of shares of preferred stock, if any, then outstanding. Shares of common stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock.

        As permitted by the Delaware General Corporation Law, our restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

        The transfer agent and registrar for our common stock is StockTrans, Inc.

Description of Preferred Stock

        Our board of directors has the authority, from time to time and without further action by our stockholders, to divide our unissued capital stock into one or more classes and one or more series within any class and to make determinations of the designation and number of shares of any class or series and determinations of the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series. The rights, preferences, limitations and special rights of different classes of capital stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The rights, preferences, privileges and restrictions of each series may be fixed by the designations of that series set forth in either a restated version of the certificate of incorporation or a certificate in a certificate of designations relating to that series.

        The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us without further action by our stockholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.

        Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

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  the number of shares in the series of preferred stock;

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  the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;

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  the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

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  the voting rights of that series of preferred stock, if any;

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  any conversion provisions applicable to that series of preferred stock;

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  any redemption or sinking fund provisions applicable to that series of preferred stock;

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  the liquidation preference per share of that series of preferred stock; and

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  the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Anti-Takeover Provisions

        As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL, which restricts our ability to enter into business combinations with an interested stockholder or a stockholder owning 15% or more of our outstanding voting stock, or that stockholder's affiliates or associates, for a period of three years. These restrictions do not apply if:

  •
  prior to becoming an interested stockholder, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

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  upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

  •
  on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        Our bylaws provide that special meetings of stockholders may be called by our board of directors, the chairman of our board of directors or the president. This provision prevents a potential acquirer from calling a special meeting of stockholders to replace our board of directors, since special meetings may not be called by stockholders.

        Our board of directors has the authority to issue preferred stock, which could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy or consent solicitation or otherwise, by making those attempts more difficult to achieve or more costly.

Our board of directors may issue preferred stock with voting rights that could adversely affect the voting power of holders of our common stock.

Stockholder Rights Plan

        On November 12, 1993, our board of directors adopted a stockholder rights plan, which was amended and restated on October 27, 2003. Under the rights plan, a dividend of one preferred share purchase right was declared for each outstanding share of common stock. Each share of our common stock currently trades with a right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $200.00, subject to adjustment, upon a person acquiring or making a tender or exchange offer for 20% or more of our outstanding common stock. Each right entitles its holder, other than the person acquiring 20% or more of our outstanding common stock, to purchase shares of our common stock with a market value equal to two times the exercise price of the right. In addition, after a person has acquired 20% or more of our common stock, if a company acquires us in a business combination or if we sell more than 50% of our consolidated assets or earning power, the rights will entitle our stockholders, other than the acquirer, to purchase for the exercise price shares of common stock of the acquiring company having a market value equal to two times the exercise price. At any time prior to these events, our board of directors may redeem the rights at a price of $.01 per right.

        The rights plan is intended to protect our stockholders in the event of an unsolicited attempt to acquire us. The rights are transferred automatically with the transfer of our common stock until separate rights certificates are distributed upon the occurrence of certain events. The rights plan could have the effect of delaying, deferring or preventing a person from acquiring us or accomplishing a change in control of our board of directors. This description of the rights plan is intended as a summary only and is qualified in its entirety by reference to the amended and restated rights agreement dated as of October 27, 2003 between Cephalon and StockTrans, Inc. To obtain a copy of the rights agreement, see the section of this prospectus entitled "Where You Can Find More Information."

DESCRIPTION OF DEBT SECURITIES
WE MAY OFFER

        This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will provide the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        The debt securities offered by this prospectus will be issued under an indenture between us and the trustee, for one or more series of debt securities designated in the applicable prospectus supplement. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the TIA. We incorporate by reference the form of indenture as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture carefully for the provisions that may be important to you. We have summarized selected portions of the indenture below. The summary is not complete. Terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

        The debt securities will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness. We may issue an unlimited amount of debt securities, in one or more series, under the indenture. The terms of each series of debt securities will be established by our board of directors or in a supplemental indenture. We do not have to issue all debt securities of one series at the same time and, unless described differently in a prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

        There may be more than one trustee under the indenture, each relating to one or more series of debt securities. Any trustee may resign or be removed by us, at which time we will appoint a successor trustee. Each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as indicated elsewhere in this prospectus, any action taken by the trustee may be taken by the trustee only relating to the series of debt securities for which it is the trustee.

        We will provide in a prospectus supplement the following terms of the debt securities being offered:

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  the title of the debt securities;

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  the aggregate principal amount and any limit on the aggregate principal amount of the debt securities;

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  whether we will issue the debt securities at a discount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities or upon redemption, if other than the principal amount, and the rate at which the original issue discount will accrue;

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  the date on which or the periods during which we will issue the debt securities and the date on which we will pay the principal on the debt securities;

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  the rate, which may be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;

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  the date from which interest will accrue, the date on which interest will be payable and any regular record date for the interest payable on any interest payment date;

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  the place where we will pay, and the method of payment of, principal, premium and interest on the debt securities and where holders may surrender the debt securities for conversion, registration of transfer or exchange;

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  any obligation we have to redeem or purchase the debt securities under any sinking fund or similar provisions or at the option of a holder of debt securities;

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  any option we have to redeem the debt securities and the date, price and terms and conditions upon which we may redeem the debt securities;

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  the denominations in which we will issue the debt securities, if other than denominations of $1,000 and any multiples of $1,000;

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  the designation, if any, of any trustees (other than the initial trustee), paying agents, authenticating agents and security registrars;

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  the persons to which interest on the debt securities will be payable, if other than the person to whom they are issued;

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  the applicability of the provisions in the indenture on defeasance;

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  the types of documentation that may be required before debt securities may be issued;

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  the time, manner and place for the authentication and delivery of any securities issued upon the exercise of warrants, if any;

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  circumstances under which payment of any additional amounts authorized in respect of a debt security may be made to a foreign holder;

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  provisions, if any, for the defeasance or discharge of our obligations relating to the debt securities;

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  whether we will issue the debt securities in registered or bearer form;

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  the currency in which we will pay principal, premium and interest on the debt securities;

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  if we will pay principal, premium or interest on the debt securities in one or more currencies other than those in which the debt securities are denominated, the manner in which we will determine the exchange rate on the payments;

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  the manner in which we will determine the principal, premium or interest on the debt securities if these amounts may be determined by reference to an index based on a currency other than that in which the debt securities are denominated or designated or by reference to a commodity, commodity index, stock exchange index or financial index;

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  any addition to, or change or deletion of, events of default or covenants in the indenture;

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  a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

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  whether we will issue the debt securities in the form of global securities and whether we will issue the global securities in temporary or permanent global form;

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  any rights of the holders of the debt securities to convert the debt securities into other securities or property and the terms and conditions of the conversion, including the conversion price or manner of calculation and conversion period;

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  any subordination provisions relating to the debt securities;

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  any listing of the debt securities on any exchange, inter-dealer quotation system, or over-the-counter market;

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  any provisions relating to any security provided for the debt securities; and

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  any other terms of the debt securities that will not be inconsistent with the indenture.

        We may issue debt securities at a discount below their stated principal amount. Even if we issue the debt securities at or above their stated principal amount, for United States federal income tax purposes, the debt securities may be deemed to be issued at a discount based on their interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also describe in a prospectus supplement the special United States federal income tax considerations or other restrictions or terms applicable to debt securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency.

Denominations, Registration, Transfer and Exchange

        Unless we specify otherwise in the prospectus supplement, the debt securities of any series will be issuable only in denominations of $1,000 and multiples of $1,000 and will be payable only in U.S. dollars.

        We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the prospectus supplement.

        You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge we are required to pay in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of that certificate or the issuance by us or the trustee of a new certificate to the new holder.

        We are not required to:

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  register, transfer or exchange any series of debt securities selected for redemption during the period beginning 15 business days prior to, and ending at the close of business on, the date of transmittal of the notice of redemption; or

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  register, transfer or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Covenants

        We will describe in the prospectus supplement any restrictive covenants applicable to an issue of debt securities.

Consolidation, Merger or Sale of Assets

        We may not consolidate or merge with or into, or sell, assign, convey or transfer our properties and assets substantially in their entirety to another corporation, person or entity unless:

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  in the case of a consolidation or merger, (1) we are the surviving corporation or (2) the successor corporation is an entity organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture; and

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  immediately after giving effect to the transaction, no event of default exists.

Notwithstanding the foregoing, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.

Events of Default

        Each of the following is an event of default relating to a series of debt securities:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, which default continues uncured for a period of 30 days;

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  default in the payment of principal or premium on any debt security of that series when due and payable;

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  default in the deposit of any sinking fund payment, when and as due, relating to any debt security of that series;

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  default in the performance or breach by us of any other covenant or warranty in the indenture, other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series, which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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  events of bankruptcy, insolvency or reorganization; and

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  any other event of default provided relating to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        If an event of default relating to outstanding debt securities of any series occurs and continues uncured, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare in a written notice the principal amount, or specified amount, plus accrued and unpaid premium and interest, if payable on all debt securities of that series, to be immediately due and payable. At any time after making a declaration of acceleration relating to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and cancel the acceleration if:

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  the holders act before the trustee has obtained a judgment or decree for payment of the money due;

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  we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal, other than the accelerated interest and principal; and

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  we have cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest relating to debt securities of that series, as provided in the indenture.

        We refer you to the prospectus supplement relating to any series of debt securities that are issued at a discount for the particular provisions relating to acceleration of a portion of the principal amount of those debt securities upon the occurrence of an event of default.

        The trustee has no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee relating to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any judicial or other proceeding relating to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given the trustee written notice of an uncured event of default relating to debt securities of that series; and

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  the holders of at least 25% in principal amount of outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        The holder of any debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        Within 120 days after the end of our fiscal year we will furnish to the trustee a statement as to compliance with the indenture. The trustee may withhold notice to the holders of the debt securities of any series of any default or event of default, except in payment on any debt securities of that series, relating to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may modify the indenture, without prior notice to or consent of any holders, for any of the following purposes:

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  to evidence the succession of another corporation to our rights and the assumption by the successor of our covenants and obligations in the indenture and the debt securities;

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  to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us in the indenture;

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  to add any events of default;

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  to add or change any provision of the indenture to permit or facilitate the issuance of debt securities of any series in bearer form, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other denominations or to permit the issuance of debt securities of any series in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities or coupons in any material respect;

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  to change or eliminate any provision of the indenture, provided that the change or elimination will become effective only when there is no outstanding debt security issued under the indenture or coupon of any series created prior to the modification which is entitled to the benefit of the provision and as to which the modification would apply;

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  to secure the debt securities or to provide that any of our obligations under the debt securities or the indenture will be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

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  to establish the form or terms of debt securities and coupons as permitted by the indenture;

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  to evidence and provide for a successor or other trustee relating to one or more series of debt securities and to add or change any provision of the indenture to provide for or facilitate the administration of the trusts by more than one trustee;

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  to cure any ambiguity, to correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture, to eliminate any conflict between the terms of the indenture and the debt securities and the TIA or to make any other modifications which are consistent with the provisions of the indenture; provided, however, that these other provisions will not adversely affect the interest of the holders of outstanding debt securities or coupons in any material respect; or

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  to supplement any provisions of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities, provided that the action will not adversely affect the interests of the holders of the debt securities or coupons in any material respect.

        We may modify and amend the indenture with the written consent of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. However, the consent of the holder of each outstanding debt security of each series affected is required for modifications that:

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  change the stated maturity of any debt security or coupon;

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  reduce the principal amount of any payment to be made on any debt security or coupon;

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  reduce the rate of interest or extend the time for payment of premium or interest payable upon redemption of any debt security;

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  reduce the amount of the principal due and payable upon acceleration of the maturity of a debt security issued at a discount;

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  change the location of payment of principal or any premium on any debt security;

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  change the coin or currency in which any debt security or any premium or interest is payable;

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  impair the right to institute suit for the enforcement of any payment on or after its due date;

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  alter any redemption provisions in a manner adverse to the holders of the debt securities;

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  reduce the percentage in principal amount of the outstanding debt securities;

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  change any of the waiver provisions, except to increase any required percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each affected outstanding debt security; or

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  change any provision described in the applicable prospectus supplement that requires the consent of each affected holder of debt securities.

        A modification that changes or eliminates any covenant or other provision of the indenture relating to one or more particular series of debt securities and coupons, or that modifies the rights of the holder of debt securities and coupons of that series, will be deemed not to affect the rights of the holders of the debt securities and coupons of any other series.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may on behalf of the holders of all debt securities of that series waive any default and its consequences under the indenture, except:

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  a continuing default in the payment of principal, premium or interest on any debt security held by a non-consenting holder; or

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  a default of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Defeasance of Debt Securities and Covenants in Certain Circumstances

        Legal Defeasance.    We may be discharged from any and all obligations relating to the debt securities of any series except for obligations:

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  to pay additional amounts, if any, upon the occurrence of specified tax, assessment or government charge events relating to payments on the debt securities;

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  to register the transfer or exchange of debt securities;

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  to replace stolen, lost or mutilated debt securities;

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  to maintain paying agencies; and

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  to hold money in payment for trust.

        We will be discharged upon our deposit with the trustee, in trust, of money or government obligations that will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments relating to the debt securities of that series on the stated maturity of those payments.

        We may be discharged only if we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge.

        Defeasance of Covenants.    Upon compliance with specified conditions, we will not be required to comply with some restrictive covenants contained in the indenture and any omission to comply with the obligations will not constitute a default or event of default relating to the debt securities. These conditions include:

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  depositing with the trustee money or government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments relating to the debt securities of that series on the date those payments are due; and

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  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance.

Limited Liability of Certain Persons

        No past, present or future stockholder, employee, officer or director of Cephalon or any successor corporation or any of our affiliates will have any personal liability for our obligations under the indenture or the debt securities because of his, her or its status as a stockholder, employee, officer or director.

Conversion Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock. Those terms will include:

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  whether the debt securities are convertible into common stock or preferred stock;

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  the conversion price, or manner of calculation;

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  the conversion period;

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  provisions regarding whether conversion will be at our option or at the option of the holders;

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  the events requiring an adjustment of the conversion price; and

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  provisions affecting conversion in the event of the redemption of the debt securities.

Payment and Paying Agents

        The indenture will require us to duly and punctually pay the principal, premium and interest on the debt securities as provided in the debt securities and the indenture.

        If debt securities of a series are issuable only as registered securities, we will maintain in each place of payment for that series an office or agency where:

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  holders may present or surrender for payment debt securities of that series;

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  holders may surrender debt securities of that series for registration of transfer or exchange; and

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  we may be served with notices and demands regarding the debt securities of that series.

        If debt securities of a series are issuable as bearer securities, we will maintain or cause to be maintained:

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  in the Borough of Manhattan, the City and State of New York, an office or agency where (1) holders may (A) present or surrender for payment any registered securities of that series, (B) surrender for registration of transfer any registered securities of that series, (C) surrender for exchange or redemption debt securities of that series and (D) present or surrender for payment bearer securities of that series and related coupons in the circumstances described in the following paragraph and not otherwise, and (2) we may be served with notices and demands regarding the debt securities of that series;

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  subject to any applicable laws or registration, in a place of payment for debt securities of that series located outside the United States, an office or agency where holders may present and surrender for payment debt securities of that series and related coupons; provided that if the debt securities of that series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and the stock exchange so requires, we will maintain a paying agent for the debt securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the debt securities of that series are listed on that exchange; and

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  subject to any applicable laws or regulations, in a place of payment for debt securities of that series located outside the United States, an office or agency where (1) holders may (A) surrender for registration of transfer any registered securities of that series or (B) surrender for exchange or redemption debt securities of that series and (2) we may receive notices and demands regarding the debt securities of that series.

        We will give prompt written notice to the applicable trustee of the locations, and any change in the locations, of offices or agencies. If at any time we fail to maintain any required office or agency or fail to furnish the applicable trustee with the address, holders may make or serve the presentations, surrenders, notices and demands at the corporate trust office of the applicable trustee, except that holders may present and surrender bearer securities of that series and the related coupons for payment at the offices specified in the applicable debt security. We will appoint the applicable trustee as our agent to receive the foregoing presentations, surrenders, notices and demands. However, in the case of bearer securities, we may appoint another agent as may be specified in the applicable prospectus supplement.

        We will make no payment of principal, premium or interest on bearer securities at any of our offices or agencies in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, if the debt securities of a series are denominated and payable in U.S. dollars, we will pay principal and any premium and interest on the debt securities of that series, if specified in the applicable prospectus supplement, at the office of our paying agent in the Borough of Manhattan, the City and State of New York, only if payment in U.S. dollars of the full amount of the principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by us in accordance with the indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

Governing Law

        The indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE WARRANTS
WE MAY OFFER

        We may issue warrants to purchase common stock, preferred stock, debt securities, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and the warrant agent as detailed in the prospectus supplement relating to warrants being offered.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the currencies in which the price or prices of the warrants may be applicable;

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  the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

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  the designation and terms of the other offered securities, if any, with which the warrants will be issued and the number of warrants issued with each security;

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  if applicable, the date on or after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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  the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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  the minimum or maximum amount of the warrants that may be exercised at any time;

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  information with respect to book-entry procedures, if any;

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  a discussion of any federal income tax considerations; and

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  any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        We also may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sales transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part.

        Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

        Our common shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange, quotation system or over-the-counter market rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; and (e) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

        In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the Securities and Exchange Commission pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal, at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

        Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on the Nasdaq National Market. Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on the Nasdaq National Market, subject to official notice of issuance. Any underwriters to whom securities are sold by Cephalon for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange or eligible for quotation and trading on the Nasdaq National Market.

LEGAL MATTERS

        The validity of the securities offered hereby has been passed upon for us by Sidley Austin Brown & Wood LLP, Chicago, Illinois. Any underwriters will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

        The consolidated financial statements of Cephalon, Inc. as of December 31, 2002 and 2001 and for each year in the two-year period ended December 31, 2002, incorporated by reference into this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated statement of operations, statement of cash flows and statement of stockholders' equity of Cephalon, Inc., for the year ended December 31, 2000, incorporated by reference into this prospectus, have been audited by Arthur Andersen LLP, independent accountants ("Andersen"). Andersen expressed an unqualified opinion on such statements. However, Andersen has ceased operations and therefore has not performed any procedures in connection with this prospectus with respect to such statements.

WHERE YOU CAN FIND MORE INFORMATION

        Cephalon is subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which we file periodic reports, proxy and information statements and other information with the Securities and Exchange Commission (the "SEC"). Copies of the reports, proxy and information statements and other information may be examined without charge at the Public Reference Section of the SEC, 450 Fifth Street, N.W. Washington, D.C. 20549, or on the SEC Website at http: //www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. These reports, proxy and information statements and other information may also be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

        We have "incorporated by reference" into this prospectus certain information that we file with the SEC. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is deemed to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference as described below will automatically update and supersede any previous information that is part of this prospectus.

        We incorporate by reference into this prospectus our documents listed below and any documents we file subsequently with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the transactions contemplated by this prospectus are completed (which filed documents do not include any portion thereof containing information furnished under either Item 9 or Item 12, or any related exhibit, of any Current Report on Form 8-K):

Cephalon, Inc. SEC Filings (File No. 0-19119)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2002
Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003
Current Reports on Form 8-K
Filed on February 6, 2003, February 13, 2003, May 30, 2003, June 9, 2003, June 18, 2003, July 22, 2003, October 27, 2003, November 3, 2003 reporting Items 5, 7 and 9 (excluding the exhibit and portions thereof relating to Item 9), and January 27, 2004
The description of our common stock that is contained in our Form 8-A Registration Statement, including any amendments or reports filed for the purpose of updating such description	Filed on March 15, 1991
The description of our stockholder rights plan that is contained in our Form 8-A Registration Statement, including any amendments or reports filed for the purpose of updating such description	Filed on January 20, 1999, August 2, 2000 and October 27, 2003

        We will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:

  Cephalon, Inc.
  41 Moores Road
  Frazer, PA 19355
  Attention:    John E. Osborn,
  Senior Vice President,
  General Counsel and Secretary Telephone: (610) 344-0200

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TABLE OF CONTENTS
SUMMARY
The Company
The Offering
RISK FACTORS
Risks Related to Our Business
Risks Related to the Notes and Our Common Stock
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK
DIVIDEND POLICY
CAPITALIZATION
DESCRIPTION OF THE NOTES
DESCRIPTION OF CAPITAL STOCK
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
SUMMARY
The Company
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF THE CAPITAL STOCK WE MAY OFFER
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
DESCRIPTION OF THE WARRANTS WE MAY OFFER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION